UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to §240.14a-12.
STERLING CHEMICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Stockholders To Be Held April 30, 2009
Proxy Statement For Annual Meeting Of Stockholders
Arrangements Regarding Nomination and Election of Directors
Proposals on Which You May Vote
Voting In Person Or By Proxy
Solicitation of Proxies and Expenses
Proposals By Stockholders
Stockholder Communications with the Board
Director Nominations and Qualifications
Important Notice Regarding The Availability of Proxy Materials For The Shareholder Meeting To Be Held On April 30, 2009
Election of Directors
Preferred Stock Nominees
General Nominees
Ratification of Appointment of Independent Registered Public Accounting Firm
Approval of 2002 Stock Plan Restatement
Approval of Charter Amendment
Additional Proposals
Executive Officers Of The Company
Compensation Committee Report
Compensation Discussion and Analysis
Compensation Tables
Security Ownership of Principal Stockholders and Management
Related Person Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals For Next Year’s Annual Meeting
Householding of Annual Meeting Materials
Annex A
Annex B

March 24, 2009
Dear Stockholders:
     We are pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Sterling Chemicals, Inc. to be held at 10:00 a.m. (Houston time) on April 30, 2009, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter. During the meeting, we will report on our operations during 2008 and our plans for 2009. Representatives from our Board of Directors and our management team will be present to respond to appropriate questions from stockholders.
     We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting. We look forward to seeing you at the meeting.
     Thank you for your ongoing support and continued interest in Sterling Chemicals, Inc.

Sincerely,

/s/ John V. Genova

John V. Genova
President and Chief Executive Officer

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Notice of Annual Meeting of Stockholders
To Be Held April 30, 2009
To Our Stockholders:
     You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 at 10:00 a.m. (Houston time) on Thursday, April 30, 2009. At the Annual Meeting, the following proposals will be presented for consideration:
•	The election of seven directors, each of whom will hold office until our Annual Meeting of Stockholders in 2010 and until his successor has been duly elected and qualified.

•	The ratification and approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (the “Grant Thornton Appointment”).

•	The ratification and approval of the amendment and restatement of our Amended and Restated 2002 Stock Plan (the “2002 Stock Plan Restatement”) to:
-	increase the number of shares of our common stock, par value $0.01 per share (our “Common Stock”), available for issuance by 1,000,000 shares;

-	increase the maximum number of shares of our Common Stock with respect to which awards may be granted or measured to any participant by 1,000,000 shares;

-	include additional business criteria on which performance based-awards granted under the plan will be based;

-	provide guidance as to how such business criteria shall be applied;

-	extend the duration of the plan from December 12, 2012 to December 31, 2018;

-	provide that no amendment of the plan may be made without the approval of our stockholders if, among other things, such amendment will increase the aggregate number of shares of our Common Stock that may be delivered through stock options under the plan and approval by our stockholders is necessary to comply with any applicable tax or regulatory requirements; and

-	make other non-material changes.

•	The approval of a proposal to amend our Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of shares of Common Stock authorized for issuance from 20,000,000 shares to 100,000,000 shares.

You are entitled to vote at the meeting for some of our director nominees, on the proposals to ratify and approve the Grant Thornton Appointment and the 2002 Stock Plan Restatement and on the proposal to approve the Charter Amendment if you were the holder of record of any shares of our Common Stock or our Series A Convertible Preferred Stock at the close of business on March 6, 2009.
     Our Board of Directors recommends that our stockholders vote FOR each nominated director for whom they are entitled to vote, FOR the ratification and approval of the Grant Thornton Appointment, FOR the ratification and approval of the 2002 Stock Plan Restatement and FOR the approval of the Charter Amendment. You may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
     Your vote is very important. If you do not expect to attend the Annual Meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 6, 2009 from the intermediary.
March 24, 2009

By Order of the Board of Directors /s/ Kenneth M. Hale

Kenneth M. Hale
Corporate Secretary

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Proxy Statement For
Annual Meeting Of Stockholders
To Be Held April 30, 2009
General Information
Purpose of this Proxy Statement
We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2009 Annual Meeting of Stockholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our stockholders entitled to vote at the Annual Meeting on or about March 24, 2009.
Time and Place of Annual Meeting
The Annual Meeting will be held on Thursday, April 30, 2009, at 10:00 a.m. (Houston time) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002.
Admission Rules
Only stockholders of record as of March 6, 2009 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the Annual Meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 6, 2009, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.
Lists of Stockholders
Lists of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 333 Clay Street, Suite 3600, Houston, Texas 77002. Any inspection of these lists prior to the Annual Meeting must be conducted between 8:00 a.m. and 4:30 p.m. (local time). Please contact our Corporate Secretary before coming to our offices to conduct an inspection prior to the Annual Meeting.
Inspectors of Elections
Our Board of Directors has appointed Katherine Holdsworth, our Assistant Secretary, and Kathryn Hall, one of our Executive Assistants, as inspectors of elections. The inspectors of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Arrangements Regarding Nomination and Election of Directors
     The holders of our Series A Convertible Preferred Stock (“Preferred Stock”), voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and our common stock, par value $0.01 per share (our “Common Stock”) beneficially owned by Resurgence Asset Management, L.L.C. (“Resurgence”) and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Messrs. Byron J. Haney, Karl W. Schwarzfeld and Philip M. Sivin are the nominees for election by the holders of shares of our Preferred Stock (the “Preferred Stock Nominees”).
     With the exception of the Preferred Stock Nominees, our directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. Messrs. Richard K. Crump, John V. Genova, John W. Gildea and Dr. Peter Ting Kai Wu are the nominees for election by the holders of our Preferred Stock and Common Stock, voting together as a single class (the “General Nominees”).
Proposals on Which You May Vote
     If you owned any shares of our Preferred Stock or our Common Stock on March 6, 2009, as reflected in our stock register, you may vote at the Annual Meeting on the following matters:

Securities Held of
Record on March 6, 2009	Proposals on Which You May Vote

Preferred Stock	• Preferred Stock Nominees for Director
• General Nominees for Director
• Approval of Grant Thornton Appointment
• Approval of 2002 Stock Plan Restatement
• Approval of Charter Amendment

Common Stock	• General Nominees for Director
• Approval of Grant Thornton Appointment
• Approval of 2002 Stock Plan Restatement
• Approval of Charter Amendment

Voting In Person Or By Proxy
How Do I Vote My Shares of Stock?
You may vote your shares of Preferred Stock or Common Stock in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting — you can always change your vote at the Annual Meeting.
You can vote your shares of stock by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. We have set up telephone and Internet voting procedures for your convenience and designed these procedures to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. Telephone and Internet voting of shares of our stock will be available 24 hours a day until Noon (Houston time) on April 29, 2009. If you would like to vote your shares of stock by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
How Are My Shares of Stock Voted If I Give You My Proxy?
If you give us your proxy to vote your shares of stock, we will be authorized to vote your shares of stock, but only in the manner you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the General Nominees and, if you hold Preferred Stock, all, some or none of the Preferred Stock Nominees. You may also direct us to vote your shares of stock for or against the proposal to ratify and approve the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (the “Grant Thornton Appointment”), for or against the proposal to ratify and approve the amendment and restatement of our Amended and Restated 2002 Stock Plan (the “2002 Stock Plan Restatement”) and for or against the proposal to approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”). You may also abstain from voting.
If you give us your proxy to vote your shares of stock and do not withhold authority to vote for the election of any of the nominees, all of your shares of stock will be voted for the election of each General Nominee and, if you hold Preferred Stock, each Preferred Stock Nominee. If you withhold authority to vote your shares of stock for any nominee, none of your shares of stock will be voted for that candidate, but all of your shares of stock will be voted for the election of each General Nominee for whom you have not withheld authority to vote and, if you hold Preferred Stock, each Preferred Stock Nominee for whom you have not withheld authority to vote.
If you give us your proxy to vote your shares of stock but do not specify how you want your shares voted, all of your shares of stock will be voted in favor of each of the General Nominees and, if you hold Preferred Stock, each of the Preferred Stock Nominees, and all of your shares of stock will be voted in favor of the proposals to ratify and approve the Grant Thornton Appointment and the 2002 Stock Plan Restatement and the proposal to approve the Charter Amendment.
If you give us your proxy to vote your shares of stock and any additional business properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter that will be raised at the Annual Meeting.
What If My Shares Are Held In Someone Else’s Name?
If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 6, 2009, or obtain a proxy to vote your shares from the intermediary.
Why Did I Receive More Than One Proxy Card?
You may receive more than one proxy or voting card depending on how you hold your shares and the types of shares you own. If you hold your shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares voted.
What Happens If a Nominee Becomes Unavailable?
If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Preferred Stock Nominees or any of the General Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment.
What If I Change My Mind After I Give You My Proxy?
You may revoke your proxy at any time before your shares of stock are voted at the Annual Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending us written notice of your desire to revoke your proxy at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock having been voted by attending the Annual Meeting in person and notifying either of the inspectors of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.
Solicitation of Proxies and Expenses
     We are asking for your proxy on behalf of our Board. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders of record as of March 6, 2009, and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies in person or by telephone.
Proposals By Stockholders
     Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.

Stockholder Communications with the Board
     Any stockholder may contact our Board or any of its members through our Corporate Secretary. Our Corporate Secretary forwards any communication intended for our Board that is received from a stockholder to the individual directors specified by the stockholder or, if no directors are specified, to our entire Board. Stockholders may send communications to our Board through our Corporate Secretary by E-Mail or in any other type of writing to the follows addresses or numbers:

By E-mail:	khale@sterlingchemicals.com

By Mail:	Sterling Chemicals, Inc.
Board of Directors
Attention: Corporate Secretary
333 Clay Street, Suite 3600
Houston, Texas 77002

By Fax:	(713) 654-9577
Attention: Corporate Secretary
Stockholders wishing to submit proposals for inclusion in the proxy statement relating to our 2010 annual meeting of stockholders should follow the procedures specified below under the heading “Stockholder Proposals for Next Year’s Annual Meeting.” Stockholders wishing to nominate directors for election at our 2010 annual meeting of stockholders should follow the procedures specified below under the heading “Director Nominations and Qualifications.”
Director Nominations and Qualifications
     Our Corporate Governance Committee, in accordance with its Charter (a current copy of which is posted on our website at www.sterlingchemicals.com) and subject to the terms of our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Bylaws, reviews candidates recommended by our stockholders for positions on our Board. Our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting of stockholders who satisfies the eligibility requirements (if any) set forth in our Certificate of Incorporation, and who complies with the procedures set forth in our Certificate of Incorporation and Bylaws, may nominate persons for election to our Board, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or our Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for our 2010 annual meeting of stockholders, means that the nomination must be received on or after November 27, 2009 but no later than January 26, 2010. Each nomination must include, in addition to any other information or matters required by our Certificate of Incorporation or our Bylaws, the following:
•	the name and address of the stockholder submitting the nomination, as they appear on our books;

•	the nominating stockholder’s principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock owned of record or beneficially by the nominating stockholder;

•	the dates upon which the nominating stockholder acquired such shares and documentary support for any claims of beneficial ownership;

•	the exact name of the nominee and such person’s age, principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock (if any) owned directly or indirectly by the nominee;

•	the nominee’s written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected; and

•	any other information regarding the nominee that would be required to be included in a proxy statement pursuant to rules of the Securities and Exchange Commission.
     Nominations of directors may also be made by our Board or as otherwise provided in our Certificate of Incorporation, the Restated Certificate of Designations, Preferences, Rights and Limitations for our Preferred Stock (our “Preferred Stock Designations”) or our Bylaws. Our Corporate Governance Committee uses the same process to evaluate director candidates, whether nominated by one of our stockholders or by our Board, after taking into account the restrictions, requirements and limitations contained in our Certificate of Incorporation, our Preferred Stock Designations, our Bylaws and any other agreements to which we are a party.
     Our Corporate Governance Committee conducts appropriate inquiries into the background and qualifications of each director candidate. In determining whether it will recommend or support a particular candidate for a position on our Board, our Corporate Governance Committee considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, diversity, independence, potential conflicts of interest and the present needs of our Board. Under our Governance Principles (which are posted on our website at www.sterlingchemicals.com), our directors are expected to possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our stockholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors are expected to be committed to serve on our Board for an extended period of time and not serve on the board of directors of any business entity that is competitive with us or on the board of directors of more than three other public companies (unless doing so would not impair the director’s service on our Board). Our Corporate Governance Committee does not have a formal process for identifying nominees for directors.

Important Notice Regarding The Availability of Proxy Materials For The Shareholder Meeting To Be Held On April 30, 2009.
     Our annual report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2008 (our “Form 10-K”) accompanies this Proxy Statement but does not constitute a part of our proxy solicitation materials. Our Annual Report and this Proxy Statement is also available over the Internet at http://materials.proxyvote.com/859166. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this Proxy Statement upon written request to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Chief Financial Officer. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this Proxy Statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Election of Directors
(Item 1 on the Proxy Card)
General Information
     Our Board oversees our management, reviews our long-term strategic plans and exercises direct decision making authority in key areas. Each of our directors is elected annually to serve until our next annual meeting and until his or her successor is duly elected and qualified. Only non-employee directors are eligible to serve on our Audit Committee, our Compensation Committee or our Corporate Governance Committee.
     All of our director candidates currently serve on our Board. We do not employ any of our current directors or any of our director candidates other than John V. Genova, who is our President and Chief Executive Officer, who was originally appointed to our Board in May of 2008. Mr. Crump was originally appointed to our Board in December of 2001, Messrs. Gildea and Haney were originally appointed to our Board on December 19, 2002 and Dr. Peter Ting Kai Wu was originally appointed to our Board on March 12, 2004. The holders of our Preferred Stock appointed Mr. Philip M. Sivin to our Board on July 28, 2004 and Mr. Karl W. Schwarzfeld to our Board on March 10, 2006, in each case to fill vacancies in seats previously held by designees of the holders of our Preferred Stock.
     Our Board held nine meetings in 2008. On average, our directors attended over 90% of the meetings of our Board and any of our committees on which they served during 2008, with none of our directors attending less than 75% of such meetings. We do not have a specific policy regarding attendance by directors at annual meetings of our stockholders, but all of our directors are encouraged to attend if available. One of our directors, Mr. Richard K. Crump, attended our annual meeting of stockholders in 2008.
     As discussed above in “Arrangements Regarding Nomination and Election of Directors,” the holders of our Preferred Stock, voting separately as a class, are currently entitled to elect a majority of our directors. All of our remaining directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. The procedures for these separate votes by the holders of our Preferred Stock and the holders of our Preferred Stock and our Common Stock (as a single class), together with information about the respective candidates, are presented below under the headings “Preferred Stock Nominees” and “General Nominees.”
Director Independence
     Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Each of Messrs. Haney, Schwarzfeld and Sivin are employed by Resurgence, which has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. As a result of this beneficial ownership, Resurgence may be considered our affiliate under Securities and Exchange Commission guidelines and, consequently, Messrs. Haney, Schwarzfeld and Sivin may be considered not independent under the listing standards of the New York Stock Exchange. Mr. Sivin is also the son-in-law of Martin Sass, the Chief Executive Officer of Resurgence and of M.D. Sass Investors Services, Inc., the owner of Resurgence. Mr. Genova is our President and Chief Executive Officer and Mr. Crump was formerly our President and Chief Executive Officer. Consequently, neither Mr. Genova nor Mr. Crump is considered independent under the listing standards of the New York Stock Exchange.

Board Committees
     Our Board has created various standing committees to help carry out its duties, including an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Environmental, Health & Safety Committee. Generally speaking, our Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each of our Board Committees consults, from time to time, with outside experts concerning the performance of its duties. As part of its duties, our Corporate Governance Committee acts as our nominating committee.

Audit Committee	Our Audit Committee is currently comprised of two of our non-employee directors, Byron J. Haney (Chairman) and John W. Gildea, and met six times in 2008. Our Audit Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com and filed as an Exhibit to our Form 10-K. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements, and monitors the qualifications, independence and performance of our independent and internal auditors. Our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent external and internal auditors, and approves the audit, audit-related or tax services to be provided by these auditors, as well as all non-audit related services to be provided by our independent external auditors. In addition, our Audit Committee reviews our Form 10-K and Form 10-Q reports, our practices in preparing published financial statements and our internal and disclosure controls. Upon the recommendation of our Audit Committee, our Board adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a current copy of which is posted on our website at www.sterlingchemicals.com. This Code of Ethics, which applies to our Chief Executive Officer, our Chief Financial Officer, our Vice President and Corporate Controller and anyone performing similar functions on our behalf, is administered by our Audit Committee and provides for the reporting of violations to our Audit Committee on a confidential and anonymous basis.

Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange for purposes of serving on our Audit Committee, while Mr. Haney may be considered not independent under these listing standards due to his employment by Resurgence. However, as Mr. Haney qualifies as a “financial expert,” as discussed below, our Board determined that it was appropriate to appoint Mr. Haney to our Audit Committee. Under the charter of our Audit Committee, each member of our Audit Committee must:
•	be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment;

•	have, in the opinion of our Board and in the opinion of each member of our Audit Committee, sufficient time available to devote reasonable attention to the responsibilities of our Audit Committee;

•	be financially literate (i.e., have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, and the ability to understand key financial risks and related controls and control processes); and

•	not simultaneously serve on the audit committee of more than three public companies.

In addition, at least one member of our Audit Committee must, in the opinion of our Board, be an “audit committee financial expert” or have accounting or related financial management expertise. Our Board has determined that Mr. Haney is an “audit committee financial expert” within the meaning ascribed to such term under the rules promulgated under the Sarbanes-Oxley Act of 2002, due to his education, training and employment as a certified public accountant, service as a member of the audit committee of other companies and other relevant experience acquired through his work at Resurgence and other companies.

Compensation Committee	Our Compensation Committee is currently comprised of two of our non-employee directors, John W. Gildea (Chairman) and Karl W. Schwarzfeld, and met three times in 2008. Our Compensation Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com. Our Compensation Committee is responsible for discharging the compensation responsibilities of our Board, including:
•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining and approving our Chief Executive Officer’s compensation level based on this evaluation;

•	determining and approving the compensation levels for our other executive officers;

•	making recommendations to our Board with respect to the adoption, amendment or termination of our incentive compensation plans and equity-based plans;

•	administering our compensation programs for executive officers (including bonus plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs);

•	reviewing and making recommendations to our Board with respect to other significant employee benefit programs; and

•	reviewing and approving our annual merit budget.

In addition, our Compensation Committee establishes the annual fees and meeting fees to be paid to our non-employee directors.

The roles of our executive officers and of consultants in determining compensation of our executive officers and directors, and the ability of the Compensation Committee to delegate its authority, are discussed under “Compensation Discussion and Analysis.”

As discussed above, Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange, while Mr. Schwarzfeld may be considered not independent under these listing standards due to his employment by Resurgence. Under the Charter of our Compensation Committee, each member of our Compensation Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Compensation Committee, sufficient time available to devote reasonable attention to the responsibilities of our Compensation Committee.

Corporate Governance Committee	Our Corporate Governance Committee is currently comprised of two of our non-employee directors, Dr. Peter T.K. Wu (Chairman) and John W. Gildea, and met three times in 2008. Our Corporate Governance Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com. Our Corporate Governance Committee considers all matters related to our corporate governance. In discharging its duties, our Corporate Governance Committee makes recommendations to our Board with respect to changes to our Certificate of Incorporation, Bylaws, committee structure and corporate governance guidelines, reviews all stockholder proposals, considers questions of independence of our Board members and possible conflicts of interest, reviews succession plans relating to positions held by our senior executive officers and reviews our insurance and indemnity arrangements for our directors and officers. Our Corporate Governance Committee also provides oversight with respect to the establishment of and adherence to corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws.

Our Corporate Governance Committee also acts as our "nominating committee.” In this capacity, our Corporate Governance Committee considers, recommends and recruits candidates to fill new or vacant positions on our Board and conducts inquiries into the backgrounds and qualifications of possible candidates for positions on our Board (unless any person or entity has the power to designate the individual to fill such position under our Certificate of Incorporation, any contract to which we are a party or the terms of any series of our preferred stock). As more fully described in “Directors, Nominations and Qualifications,” our Corporate Governance Committee, in accordance with its Charter and subject to the terms of our Certificate of Incorporation and Bylaws, reviews candidates recommended by our stockholders for positions on our Board.

As discussed above, Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Under the Charter of our Corporate Governance Committee, each member of our Corporate Governance Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Corporate Governance Committee, sufficient time available to devote reasonable attention to the responsibilities of our Corporate Governance Committee.

Environmental, Health & Safety Committee	Our Environmental, Health & Safety Committee is currently comprised of two of our directors, Richard K. Crump (Chairman) and Dr. Peter T.K. Wu, and met twice in 2008. Our Environmental, Health & Safety Committee establishes policies, practices and procedures for employee safety and health, environmental protection and product safety to ensure that our operations are conducted in compliance with environmental laws, rules, regulations, permits and licenses. Our Environmental, Health & Safety Committee also conducts ongoing environmental planning activities and makes recommendations to our Board concerning the selection of external environmental auditors, including their compensation and the proposed terms of their engagement.
     In addition to the standing Committees of our Board, on August 8, 2008, our Board established a special committee of our Board (the “Independent Committee”) to represent the interests of the holders of our Common Stock in connection with possible solutions to issues associated with the dividends that are payable on our shares of Preferred Stock. Our Board appointed Messrs. Gildea and Crump and Dr. Wu as members of the Independent Committee, with Mr. Gildea serving as chairman.
Compensation Committee Interlocks and Insider Participation
     During 2008, Mr. John W. Gildea and Mr. Steven L. Gidumal, one of our directors until his resignation in October 2008, served on our Compensation Committee. Following Mr. Gidumal’s resignation, Karl W. Schwarzfeld replaced Mr. Gidumal as a member of the Compensation Committee. None of these directors has ever been one of our officers or employees. With the exception of those matters described below under “Related Person Transactions” pertaining to Messrs. Schwarzfeld and Gidumal, none of our directors serving on our Compensation Committee in 2008 had any relationship that requires disclosure in this Proxy Statement as a transaction with a related person. During 2008:
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;

•	none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and

•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Governance Principles
     Acting on the recommendation of our Corporate Governance Committee, our Board adopted formal Governance Principles in August of 2005, a current copy of which is posted on our website at www.sterlingchemicals.com and filed as an Exhibit to our Form 10-K. Our Governance Principles contain policies and guidelines related to:
•	the respective roles and functions of our Board and management;

•	the size of our Board, our Board Committees and criteria for membership;

•	compensation paid to our directors;

•	executive sessions of independent directors;

•	self-evaluations by our Board and our Board Committees;

•	ethics and conflicts of interest;

•	annual compensation reviews of our senior executive officers;

•	access to management and independent advisors; and

•	director orientation and education.

Preferred Stock Nominees
Who May Vote
If you owned any shares of our Preferred Stock on March 6, 2009, as reflected in our stock register, you may vote in the election for the Preferred Stock Nominees. Our shares of Common Stock do not vote in the election for the Preferred Stock Nominees.
Outstanding Shares
On March 6, 2009, there were 5,606.704 shares of our Preferred Stock outstanding (currently convertible into 5,606,704 shares of our Common Stock at the option of the holders), none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the election for the Preferred Stock Nominees, we must have a quorum. This means that we must have at least a majority of the shares of our Preferred Stock represented at the Annual Meeting, either in person or by proxy. Any shares of Preferred Stock owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our Preferred Stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election for the Preferred Stock Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Preferred Stock has the right to cast one vote for each of the Preferred Stock Nominees. Directors are elected by a plurality and the three Preferred Stock Nominees who receive the most votes cast by the shares of our Preferred Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Designation of Nominees
Under our Preferred Stock Designation, the holders of our Preferred Stock, voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Each year, the holders of our Preferred Stock send us a designation of the individuals that these holders would like us to include in our proxy statement as nominees for the director seats for which they are entitled to vote.
Information about each of the Preferred Stock Nominees is provided below.

     Our Board of Directors recommends that the holders of shares of our Preferred Stock vote FOR the election to our Board of each of the following candidates:

Byron J. Haney Age 48 Director Since December 2002	Mr. Haney is a Managing Director and Chief Investment Officer of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming a Managing Director and Chief Investment Officer in 2006, Mr. Haney served as Managing Director of Resurgence since 1994. Mr. Haney also currently serves as a member of the Board of Directors of Furniture.com, Inc. and Fifth Street Finance Corp. and as an executive officer and member of the Board of Directors of First Commercial Credit Corp.

Karl W. Schwarzfeld Age 32 Director Since March 2006	Mr. Schwarzfeld is a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming Vice President in 2006, Mr. Schwarzfeld held several positions at Resurgence, including Director of Operations from 2004 through 2006, Vice President of Operations from 2003 through 2004, Assistant Vice President of Operations from 2002 through 2003, Operations Manager from August of 2000 through 2002 and Portfolio Administrator from August of 1998 through July of 2000.

Philip M. Sivin Age 37 Director Since July 2004	Mr. Sivin is Senior Vice President of M.D. Sass - Macquarie Financial Strategies Management Company, LLC and a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Mr. Sivin joined Resurgence in 2004 and became a Vice President in 2005. Prior to becoming Senior Vice President of M.D. Sass — Macquarie Financial Strategies Management Company, LLC in 2005, Mr. Sivin had served as Senior Vice President and General Counsel of M.D. Sass Investors Services, Inc. and M.D. Sass Associates, Inc. since 2000. Prior to joining M.D. Sass in 2000, Mr. Sivin was an attorney at Sullivan & Cromwell LLP in New York specializing in corporate, securities, real estate and investment management transactions. Mr. Sivin also currently serves as a member of the Board of Directors and an executive officer of M.D. Sass Investor Services, Inc. (which owns Resurgence) and M.D. Sass Associates, Inc., and as a member of the Board of Directors of Furniture.com, Inc., First Commercial Credit Corp., M.D. Sass Management, Inc., Taurus Fund Management Pty Limited, Taurus SM Holdings Pty Limited and New Holland Capital Pty Limited.

General Nominees
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 6, 2009, as reflected in our stock register, you may vote in the election for the General Nominees.
Outstanding Shares
On March 6, 2009, there were 5,606.704 shares of our Preferred Stock outstanding (currently convertible into 5,606,704 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote for the General Nominees, we must have a quorum. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
In the election for the General Nominees, our shares of Preferred Stock and Common Stock vote together as a single class. For purposes of class voting, each share of our Common Stock has the right to one vote and each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share of Preferred Stock is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the election of the General Nominees, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election of the General Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote for each of the General Nominees and each share of our Preferred Stock has the right to cast 1,000 votes for each of the General Nominees. Directors are elected by a plurality and the four General Nominees who receive the most votes cast by the shares of our Preferred Stock and our Common Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about each of the General Nominees is provided below.

     Our Board of Directors recommends that the holders of shares of our Preferred Stock and Common Stock vote FOR the election to our Board of each of the following candidates:

Richard K. Crump Age 62 Director Since December 2001	Mr. Crump retired from his positions as our President and Chief Executive Officer in May of 2008, positions he had held since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

John V. Genova Age 54 Director Since May 2008	Mr. Genova became our President and Chief Executive Officer in May of 2008. Mr. Genova most recently served as Vice President of Corporate Planning for Tesoro Corporation, an independent refiner of oil and gas products, where he was responsible for business plan development, capital management programs and competitor assessment and benchmarking programs, as well as a corporate performance scorecard process. Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President — Refining at Holly Corporation since 2004. Mr. Genova began his career as an engineer at ExxonMobil Corporation in 1976, working in a variety of positions, including Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003. He also serves as a member of the Board of Directors of Encore Acquisition Company, which is engaged in the development of onshore North American oil and natural gas reserves. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

John W. Gildea Age 65 Director Since December 2002	Mr. Gildea has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates previously served as the investment advisor to The Network Funds, which specialized in distressed company and special situation investments. Mr. Gildea has served on the Board of Directors of a number of restructured or restructuring companies, including Amdura Corporation, American Healthcare Management, Inc., America Service Group Inc., GenTek, Inc., Konover Property Trust, Inc. and UNC Incorporated. Mr. Gildea also serves as a member of the Board of Directors of Shearer’s Foods, Inc., a private company, and an United Kingdom based investment trust. He is also a director and a member of the Audit Committee and the Compensation Committee of America Service Group, Inc. and Misonix, Inc.

Dr. Peter Ting Kai Wu Age 71 Director Since March 2004	Dr. Wu currently serves as Chairman of the Board of Boston Life Science Venture Corp., a corporation based in Taiwan, and Chairman Emeritus of Continental Carbon India Limited. He is also a director and a member of the audit committee of TSRC Group, a synthetic rubber manufacturer in Taiwan and China, and a director of Genovate Biotechnology Co. Ltd., a drug discovery company based in Taiwan. Previously, Dr. Wu served as Vice Chairman and Chief Executive Officer of Continental Carbon Company, a Houston, Texas based subsidiary of China Synthetic Rubber Corporation, from 1995 until his retirement in 2004, and as the President and Chief Executive Officer of China Synthetic Rubber Corporation, a petrochemicals company based in Taipei, Taiwan, from 1992 until his retirement in 2004. Prior to that time, Dr. Wu served as President and Chief Executive Officer of Grand Pacific Petrochemical Corporation, a Taipei, Taiwan based producer of styrene, polystyrene and ABS plastics, from 1990 through 1992, and as Executive Vice President of USI Far East Corporation, a Taipei, Taiwan based producer of polyethylene, from 1989 through 1990. Dr. Wu was also a Vice President and General Director of Industrial Technology Research Institute — Union Chemical Laboratories, an industrial chemical technology research organization in Hsin Chu, Taiwan, from 1985 through 1989, and held various positions related to polymer research at E.I. du Pont de Nemours & Company in Wilmington, Delaware from 1965 through 1985. The Chinese Institute of Chemical Engineers has awarded Dr. Wu the prestigious Chemical Engineering Medal for his contributions to the development of chemical industries in Taiwan, and Dr. Wu has also been awarded Distinguished Service Medals from both the Chinese Chemical Society and the Polymer Society of Taiwan. In 2005, Dr. Wu was bestowed a “Life-Time Achievement Award” at the 2005 Asia Pacific Carbon Black Conference in Suzhou, China and in 2006 was bestowed a similar award by the Polymer Society of Taiwan for his life time contributions to the polymers industry.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)
     Our Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2009. We are asking that our stockholders ratify the Grant Thornton Appointment. Grant Thornton has been our independent accounting firm since the dismissal of Deloitte & Touche LLP (“Deloitte & Touche”) by our Audit Committee on April 10, 2008, and we believe that they are well qualified. Representatives of Grant Thornton are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement, if they desire to do so.
     The audit report of Deloitte & Touche on our consolidated financial statements as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph relating to a change in the method of accounting for defined benefit pension and other postretirement plans as of December 31, 2006, and an explanatory paragraph relating to a restatement of our 2006 financial statements.
     During our last two fiscal years and the subsequent interim period prior to the dismissal of Deloitte & Touche, there were:
•	no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make reference to such disagreements in its reports on our financial statements for such periods; and

•	no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except that during the 2007 audit, management and Deloitte & Touche reported to the Audit Committee an internal control matter which was concluded to be a material weakness as the term is defined in the applicable authoritative literature.
In particular, management disclosed a material weakness in Item 9A(T) of our December 31, 2007 Annual Report on Form 10-K relating to a lack of sufficient control procedures, as well as a lack of adequate involvement of knowledgeable technical accounting resources in the application of complex accounting guidance to significant, material transactions, which resulted in a restatement of our financial statements.
     During our last two fiscal years and the subsequent interim period prior to the engagement of Grant Thornton, we did not consult with Grant Thornton regarding the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, nor did Grant Thornton provide written or oral advice to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, we did not consult with Grant Thornton regarding any matter that was either the subject of a disagreement or a reportable event, as those terms are described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     We have provided Grant Thornton and Deloitte & Touche with a copy of this disclosure, which was previously included in a Form 8-K filed on April 15, 2008 in response to the disclosures required by Item 304(a) of Regulation S-K under the Securities Act. Both accounting firms have been provided an opportunity to furnish us with a letter stating its agreement and absence of any disagreement with the statements made by us in our response, and both have agreed with the disclosures made herein and therein. The letter of Deloitte & Touche addressed to the Securities and Exchange Commission was attached as an exhibit to our Form 8-K.
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 6, 2009, as reflected in our stock register, you may vote at the Annual Meeting on the ratification and approval of the Grant Thornton Appointment.
Outstanding Shares
On March 6, 2009, there were 5,606.704 shares of our Preferred Stock outstanding (currently convertible into 5,606,704 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Grant Thornton Appointment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Grant Thornton Appointment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Grant Thornton Appointment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Grant Thornton Appointment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Grant Thornton Appointment and each share of our Preferred Stock has the right to cast 1,000 votes on the Grant Thornton Appointment. Ratification and approval of the Grant Thornton Appointment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on the Grant Thornton Appointment will have the same effect as a vote against the Grant Thornton Appointment. However, broker non-votes are considered not to be present for voting on the Grant Thornton Appointment and, consequently, do not count as votes for or against the Grant Thornton Appointment and are not considered in calculating the number of votes necessary for approval.

     Our Audit Committee has furnished the following report for inclusion in this Proxy Statement.

Roles in Financial Reporting
     The management of Sterling Chemicals, Inc. (“Sterling”) is responsible for Sterling’s internal controls and the financial reporting process. The independent registered public accounting firm hired by Sterling is responsible for performing an independent audit of Sterling’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to Sterling’s Board of Directors with respect to its findings.
Fiscal 2008 Financial Statements
     In order to fulfill our monitoring and oversight duties, we reviewed the audited financial statements included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and we met and held discussions with Sterling’s management and Grant Thornton LLP (“Grant Thornton”), Sterling’s independent registered public accounting firm for the fiscal year ended December 31, 2008, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by Grant Thornton, as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with Grant Thornton its independence. Based upon our review and our discussions with management and Grant Thornton, and our review of Grant Thornoton’s report and the representations of management, we recommended to Sterling’s Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
Incorporation by Reference
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of the Acts.

Respectfully submitted,

The Audit Committee of the Board of Directors

Byron J. Haney (Chairman)
John W. Gildea

Audit Fees, Audit Related Fees, Tax Fees and Other Fees
     Grant Thornton has served as our independent public accountants since April of 2008. Prior to that time, Deloitte & Touche LLP had served as our independent public accountants for over nine years. We paid Grant Thornton and Deloitte & Touche the following fees for the years ended December 31, 2008 and December 31, 2007, respectively:

	Grant Thornton		Deloitte & Touche
	2008	2007	2008	2007
Audit Fees	$410,706	$0	$309,728	$537,000
Audit Related Fees	239,103	0	232,700	336,000
Tax Fees	0	0	113,639	144,000
All Other Fees	0	0	0	0

Total	$649,809	$0	$656,067	$1,017,000
     Audit Fees paid to Grant Thornton and Deloitte & Touche were for professional services consisting of the audit of the financial statements included in our Annual Report on Form 10-K and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit Related Fees for services provided by Grant Thornton during 2008 were primarily for audit services performed in connection with our exchange offer registration statement pertaining to our 10 1/4% Senior Secured Notes issued in March of 2007. Audit Related Fees for services performed by Deloitte & Touche during 2008 were primarily for audit services performed in connection with our exchange offer registration statement pertaining to our 10 1/4% Senior Secured Notes issued in March of 2007 and our transaction with INEOS NOVA LLC that was completed in late 2007. Audit Related Fees for services performed by Deloitte & Touche during 2007 were primarily for audit services performed in connection with our exchange offer registration statement pertaining to our 10 1/4% Senior Secured Notes issued in March of 2007 and audit services related to various strategic transactions that were pursued during 2007. Tax Fees for services performed by Deloitte & Touche were for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.
     Our Audit Committee considered whether the provision of non-audit services by Grant Thornton or Deloitte & Touche was compatible with maintaining their independence, and concluded that the independence of Grant Thornton and Deloitte & Touche was not compromised by the provision of such services. In addition, our Audit Committee requires pre-approval of all audit and non-audit services provided by Grant Thornton, Deloitte & Touche or any other accounting firm and pre-approved all of the services included in the table above. Our Audit Committee has not adopted any additional pre-approval policies and procedures but, consistent with its Charter, our Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services as permitted by law, provided that such pre-approval is submitted for ratification by the full Audit Committee at its next scheduled meeting.
     Our Board of Directors recommends that you vote FOR this proposal.
*       *       *

Approval of 2002 Stock Plan Restatement
(Item 3 on the Proxy Card)
     Our Amended and Restated 2002 Stock Plan (our “Existing 2002 Stock Plan”) was authorized and established under our Plan of Reorganization, which became effective on December 19, 2002. Our Plan of Reorganization provided that, without any further act or authorization, confirmation of our Plan of Reorganization and entry of the confirmation order was deemed to satisfy all applicable federal and state law requirements and all listing standards of any securities exchange for approval by our Board or our stockholders of our Existing 2002 Stock Plan.
     On December 5, 2008, our Board and our Compensation Committee unanimously voted to further amend and restate our Existing 2002 Stock Plan, subject to stockholder approval, to:
•	increase the number of shares of our Common Stock available for issuance by 1,000,000 shares;

•	increase the maximum number of shares of our Common Stock with respect to which Benefits (as defined below) may be granted or measured to any participant by 1,000,000 shares;

•	include additional business criteria on which performance-based awards granted under the plan will be based;

•	provide guidance as to how such business criteria shall be applied;

•	extend the duration of the plan from December 12, 2012 to December 31, 2018;

•	provide that no amendment of the plan may be made without the approval of our stockholders if, among other things, such amendment will increase the aggregate number of shares of our Common Stock that may be delivered through stock options under the plan and approval by our stockholders is necessary to comply with any applicable tax or regulatory requirements; and

•	make such other non-material changes as it deemed appropriate.
We refer to our Existing 2002 Stock Plan, as further amended and restated, as our “Restated 2002 Stock Plan.”
Description of Our Restated 2002 Stock Plan
     The description of our Restated 2002 Stock Plan summarized below is qualified, in its entirety, by reference to the text of our Restated 2002 Stock Plan set forth in Annex A.
Purpose
     The purpose of our Restated 2002 Stock Plan is to enable us and our subsidiaries to attract, retain and motivate highly competent persons as officers, key employees and consultants by providing them with the opportunity to acquire shares of our Common Stock or to receive monetary payments based on the value of shares of our Common Stock through benefits granted under our Restated 2002 Stock Plan.

Administration
     Our Compensation Committee or, in the event that our Compensation Committee is not comprised solely of non-employee directors (as such term is defined in Rule 16b-3(b)(3) of the Exchange Act), our Board (in either case, the “Administrator”), will administer our Restated 2002 Stock Plan. The Administrator will have full discretion to administer and interpret our Restated 2002 Stock Plan and to establish such rules and regulations as it deems necessary or advisable. In addition, the Administrator will have full discretion to determine, among other things, who will be granted Benefits under our Restated 2002 Stock Plan and the type and amount of such Benefits.
Eligibility
     Benefits may be granted to our officers, key employees and consultants (or those of subsidiaries or affiliates), as the Administrator in its sole discretion determines to be significantly responsible for our success and future growth and profitability.
Shares Subject to our Restated 2002 Stock Plan
     The maximum number of shares of our Common Stock that can be issued under our Restated 2002 Stock Plan has been increased by 1,000,000 shares from 379,747 to 1,379,747 shares. In addition, the maximum number of shares with respect to which Benefits may be granted or measured to any participant under our Restated 2002 Stock Plan during its term has been increased by 1,000,000 shares from 379,747 to 1,379,747 shares. As of March 6, 2009, there were 347,500 shares underlying outstanding Benefits and 15,833 shares of Common Stock had previously been issued on exercise of options, leaving 16,414 shares available for grant under our Existing 2002 Stock Plan. This number of available shares will be increased to 1,016,414 shares under our Restated 2002 Stock Plan.
Grants of Benefits
     As under our Existing 2002 Stock Plan, the Administrator may grant benefits under our Restated 2002 Stock Plan of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), stock awards and stock units (each as described below and, collectively, “Benefits”).

Stock Options	Our Restated 2002 Stock Plan continues to provide for the granting of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”), and nonqualified stock options. Incentive stock options may be granted only to our employees or employees of a “Parent Corporation” or “Subsidiary Corporation” (as such terms are defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. Incentive stock options may not be granted to any participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any Parent Corporation or Subsidiary Corporation, unless the exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant and the exercise of such option is prohibited after the expiration of five years from the date of grant.

As is the case under our Existing 2002 Stock Plan, a stock option granted under our Restated 2002 Stock Plan provides a participant with the right to purchase a number of shares of our Common Stock at set terms. The per-share exercise price applicable to a stock option may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. In addition, the aggregate fair market value of shares of our Common Stock with respect to which incentive stock options can be exercisable for the first time by a participant during any calendar year may not exceed $100,000.

Stock options will vest in accordance with the terms of the applicable award agreement; provided, however, that the exercise of any option will be prohibited after the expiration of 10 years from the date of grant (or, in the case of incentive stock options, five years, as described above). Stock options will become fully vested and exercisable upon a participant’s death, in which case the exercise period may be extended but may not be any later than one year after such participant’s death. Payment of the exercise price of a stock option may be made by cash, the withholding of shares of our Common Stock for which the stock option is exercisable or any other method prescribed by the Administrator.

Stock Appreciation Rights	A SAR gives a participant the right at some specific time in the future to receive a payment equal to the appreciation in value of a certain number of shares of our Common Stock. Under our Restated 2002 Stock Plan, SARs may be settled in cash, shares of our Common Stock or a combination thereof, and will be granted upon such terms and conditions as the Administrator may determine. Upon exercise, an SAR entitles the holder to receive a payment equal to the positive difference between the fair market value of the shares of our Common Stock covered by the SAR on the date the SAR is exercised and the fair market value of such shares of our Common Stock on the date the right is granted. SARs will vest in accordance with the terms of the applicable award agreement; provided, however, that no SAR will be exercisable (i) earlier than the date of a participant’s death or disability, the date of the participant’s termination of employment with us or our subsidiaries or affiliates or at a fixed date set forth at the date of grant or (ii) later than 10 years after the date on which the SAR is granted.

Stock Awards	Our Restated 2002 Stock Plan authorizes the grant of stock awards, which consist of shares of our Common Stock that are issued or transferred to participants with or without other payments therefor. If a purchase price is established for the shares of our Common Stock subject to the stock award, such price may not be less than 100% of the fair market value of such shares on the date of grant and may be paid in any manner authorized by the Administrator. Holders of stock awards have 30 days after the date of grant to exercise the awards, and the terms of the awards will specify the holder’s rights, including the right to receive dividends and to vote the shares. Additionally, stock awards may be subject to terms and conditions as the Administrator deems appropriate, including, without limitation, restrictions on the sale or other disposition of the shares and our right to reacquire such shares for no consideration upon the participant’s termination of employment within specified periods.

Stock Units	A stock unit is a notional account representing one share of our Common Stock. The Administrator will determine the vesting criteria for stock units, may issue the awards with or without other payments therefor and determine whether a participant granted a stock unit will be entitled to the right to receive the dividend paid on the share of our Common Stock underlying the stock unit. Upon vesting of a stock unit, the award will be settled in shares of our Common Stock unless the Administrator provides for settlement in cash equal to the value of shares of our Common Stock otherwise distributable to the participant or partly in cash and partly in shares of our Common Stock.
Performance-Based Awards
     The Administrator, in its sole discretion, may grant any Benefits in a manner such that the Benefits qualify for the performance-based compensation exemption under Section 162(m) of the Code. The granting or vesting of performance-based awards will be based on the achievement of hurdle rates or growth rates established in one or more business criteria that apply to an individual participant, one or more business units or Sterling as a whole. Under our Restated 2002 Stock Plan, the business criteria may be used by the Administrator on an absolute or relative basis to measure our performance or one or more of our affiliates as a whole or any of our business units or one or more affiliates or any combination thereof, and may be compared to the performance of a selected group of comparison companies, a published or special index deemed appropriate by the Administrator or various stock market indices. The business criteria include the following:
•	net earnings or net income (before or after taxes)

•	basic or diluted earnings per share (before or after taxes)

•	net revenue or revenue growth

•	gross profit or gross profit growth

•	market share

•	operating profit (before or after taxes)

•	expense targets

•	working capital targets

•	cash flow

•	earnings before or after taxes, interest, depreciation and/or amortization (adjusted or unadjusted)

•	gross or operating margins

•	productivity ratios

•	share price

•	operating efficiency

•	objective measures of customer satisfaction

•	business development activities

•	measures of economic value added

•	inventory control

•	enterprise value

•	sales

•	debt levels and net debt

•	timely launch of new facilities

•	client retention

•	employee retention

•	timely completion of new product rollouts

•	objective measures of personal targets, goals or completion of projects

•	market share

•	return measures

•	planning accuracy (as measured by comparing planned results to actual results)

•	environmental, health and safety performance

The Administrator must establish the terms of the performance goals applicable to a given period in writing and the employees or class of employees to which such performance goals apply no later than 90 days after the commencement of the performance period (but in no event after 25% of that period has elapsed).
Changes in Capital Structure
     Our Restated 2002 Stock Plan provides that proportionate adjustments to each outstanding stock option and SAR will be made to reflect any change in our Common Stock due to any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure or distribution (except for normal cash dividends).
Change in Control
     In the event of a “Change in Control” (as defined in our Restated 2002 Stock Plan), all stock options, SARs and stock units then outstanding immediately vest and become exercisable and any restrictions on stock options or stock units immediately lapse. Thereafter, all Benefits are subject to the terms of any agreement effecting the Change in Control and may provide, without limitation, for the termination of each outstanding stock option or SAR within a specified number of days after notice to the holder, with the holder to receive, with respect to each share of our Common Stock subject to such stock option or SAR, an amount equal to the excess of the fair market value of such shares immediately prior to the Change in Control over the exercise price per share underlying such stock option or SAR, payable in cash, property or a combination thereof.
Non-Transferability
     Each Benefit granted under our Restated 2002 Stock Plan is nontransferable other than by will or the laws of descent and distribution, and is exercisable, during a participant’s lifetime, only by the participant. The Administrator, in its sole discretion, may determine the exercise period for stock options and SARs in the event of a participant’s death at the time options and SARs are granted. In addition, the Administrator may permit a participant to transfer Benefits (other than incentive stock options) to certain permitted transferees.
Duration, Amendment and Termination
     Under our Restated 2002 Stock Plan, no Benefits may be granted after December 31, 2018. The Administrator may amend or terminate our Restated 2002 Stock Plan at any time; provided, however, that no amendment can be made without approval of our stockholders if the amendment will (i) disqualify any incentive stock options granted under our Restated 2002 Stock Plan, (ii) increase the aggregate number of shares of our Common Stock deliverable through stock options if approval of our stockholders is necessary to comply with any applicable tax or regulatory requirements, (iii) increase the maximum number of shares of our Common Stock with respect to which Benefits may be granted or measured to any participant, (iv) change the types of business criteria on which performance-based awards are to be based under our Restated 2002 Stock Plan or (v) modify the eligibility requirements of our Restated 2002 Stock Plan.

U.S. Federal Income Tax Consequences
     The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Benefits under our Restated 2002 Stock Plan and the disposition of shares acquired pursuant to the exercise of such Benefits and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options	A participant will not recognize taxable income upon grant of an incentive stock option or a nonqualified stock option and we will not be entitled to a tax deduction with respect to the grant. On exercise of an incentive stock option, the holder will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the exercise price generally will constitute an item of adjustment for alternative minimum tax purposes and may therefore result in alternative minimum tax liability to the holder. Generally, upon exercise of a nonqualified stock option, the excess of the fair market value of our Common Stock on the date of exercise over the exercise price will be taxable as ordinary income to the holder. Subject to any deduction limitation under Section 162(m) of the Code (which is discussed below), we will be entitled to a federal income tax deduction in the same amount and at the same time as the holder recognizes ordinary income (or if we comply with applicable income reporting requirements, when the holder should have reported the income). The holder’s tax basis for the acquired shares will be the sum of the stock option exercise price and the taxable income recognized. A holder will recognize long-term or short-term capital gain or loss on the subsequent disposition of shares acquired upon exercise of a nonqualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares.

The disposition of shares acquired upon exercise of an incentive stock option will result in capital gain or loss if the applicable holding period with respect to such shares is satisfied. However, if the holder disposes of such shares within two years after the date of grant of the incentive stock option or one year after the date of exercise (a “disqualifying disposition”), the holder generally will recognize ordinary income in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by a holder.

Generally, the shares received on exercise of an option under our Restated 2002 Stock Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the holder will recognize income on the date of exercise of a nonqualified stock option. Special rules may apply to treat shares acquired by a holder who is subject to restrictions under Section 16 of the Exchange Act as subject to a substantial risk of forfeiture.

Stock Awards	Shares granted under our Restated 2002 Stock Plan may, as determined by the Administrator, be subject to forfeiture if service or performance conditions are not met and other restrictions. The tax consequences of shares granted under our Restated 2002 Stock Plan depend on whether the shares are subject to restrictions and, if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Section 83 of the Code. For example, restricted stock that is subject to forfeiture if an employee is terminated prior to vesting is considered subject to a substantial risk of forfeiture under Section 83.

If shares are not subject to a substantial risk of forfeiture, the recipient will recognize taxable ordinary income equal to the fair market value of the shares at the time of grant less any amount paid for the shares. If the shares are subject to a substantial risk of forfeiture, the recipient normally will recognize taxable ordinary income as and when the substantial risk of forfeiture lapses, in the amount of the fair market value at the time the shares are no longer subject to the substantial risk of forfeiture, less any amount paid for such shares.

A recipient of shares subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code, referred to as a “Section 83(b) election,” to recognize ordinary income in the year the recipient purchases or receives the restricted shares, rather than waiting until the substantial risk of forfeiture lapses. If the recipient makes a Section 83(b) election, the recipient will recognize as ordinary income in the year the recipient purchases the shares the difference, if any, between the fair market value of the shares on the purchase date and the purchase price paid. The recipient will then not be required to recognize any income when the substantial risk of forfeiture lapses.

Generally, with respect to employees, we are required to withhold from compensation an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the shares, the recipient will recognize a capital gain or loss equal to the difference between the amount received and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant or vesting of the shares. The gain or loss will be long-term or short-term depending on how long the recipient held the shares.

Performance- Based Awards	Performance-based awards will generally be treated in the same manner as restricted stock for federal income tax purposes. However, no Section 83(b) election is permitted with respect to performance-based awards granted in the form of units.

Section 162(m) of the Code	Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to a “covered employee.” The Internal Revenue Service recently issued guidance under which it interprets the term “covered employee” as an employee who, as of the last day of the taxable year, is our chief executive officer or one of our three highest compensated executive officers for the taxable year (other than our chief executive officer or our chief financial officer). For this purpose, compensation attributable to Benefits under our Restated 2002 Stock Plan could be included in the $1.0 million limitation. Section 162(m) provides an exception, however, for “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders. We have structured and intend to implement and administer our Restated 2002 Stock Plan so that compensation resulting from options, SARs and performance-based awards can qualify as “performance-based compensation.” However, we have not requested a ruling from the Internal Revenue Service or an opinion of counsel on this issue, and our Restated 2002 Stock Plan gives the Administrator discretion to grant Benefits that do not constitute performance-based compensation.

Section 280G of the Code	Under certain circumstances, certain payments, including the value of the accelerated vesting or exercise of options or SARs or the accelerated lapse of restrictions with respect to other Benefits in connection with a Change in Control, might be deemed an “excess parachute payment” to certain participants for the purposes of the golden parachute tax provisions of Sections 280G and 4999 of the Code. In that event, the participant may be subject to a 20% excise tax on, and we may be denied a federal income tax deduction for, a substantial portion of such payments.

Section 409A of the Code	Section 409A of the Code imposes restrictions on non-qualified deferred compensation plans. These requirements include restrictions on the timing of elections to defer and the timing of distributions, and prohibitions on the acceleration of distributions. Failure to satisfy these requirements could result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Treasury regulations generally provide that the type of equity incentives provided under our Restated 2002 Stock Plan will not be considered non-qualified deferred compensation. However, some Benefits could be covered by Section 409A of the Code. For example, the grant or modification of a stock option or SAR with an exercise price below the fair market value of the underlying Common Stock at grant could constitute non-qualified deferred compensation, as could unrestricted stock awards that have been deferred by the participant. We make no representation as to whether any Benefit granted under our Restated 2002 Stock Plan will be subject to these rules.

New Plan Benefits
     Because Benefits to be granted in the future under our Restated 2002 Stock Plan are at the discretion of the Administrator, it is not possible to determine the amounts received or that will be received under our Restated 2002 Stock Plan by our officers, non-executive directors or other employees.

Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 6, 2009, as reflected in our stock register, you may vote at the Annual Meeting on the approval and ratification of the 2002 Stock Plan Restatement.
Outstanding Shares
On March 6, 2009, there were 5,606.704 shares of our Preferred Stock outstanding (currently convertible into 5,606,704 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the 2002 Stock Plan Restatement, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the 2002 Stock Plan Restatement. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the 2002 Stock Plan Restatement, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the 2002 Stock Plan Restatement, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the 2002 Stock Plan Restatement and each share of our Preferred Stock has the right to cast 1,000 votes on the 2002 Stock Plan Restatement. Ratification and approval of the 2002 Stock Plan Restatement requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on the 2002 Stock Plan Restatement will have the same effect as a vote against the 2002 Stock Plan Restatement. However, broker non-votes are considered not to be present for voting on the 2002 Stock Plan Restatement and, consequently, do not count as votes for or against the 2002 Stock Plan Restatement and are not considered in calculating the number of votes necessary for approval.
Our Board of Directors recommends that you vote FOR this proposal.

Approval of Charter Amendment
(Item 4 on the Proxy Card)
     Our Board has determined that it would be in our best interests to increase our authorized capitalization. Under Delaware law, a corporation may only issue shares of stock to the extent such shares have been authorized for issuance under its certificate of incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 20,000,000 shares of Common Stock (of which, as of March 6, 2009, 2,828,460 shares were outstanding) and up to 125,000 shares of preferred stock, par value $0.01 per share (of which, as of March 6, 2009, 5,606.704 shares were outstanding). On an as converted basis, if we issued all of the Common Stock underlying our various convertible and derivative securities, including granted employee stock options, the number of our outstanding shares of Common Stock would increase to 8,782,664 shares as of March 6, 2009. The approval of the Charter Amendment will increase our authorized shares of Common Stock to 100,000,000 shares, bringing the total number of our authorized shares of capital stock to 100,125,000 shares. The full text of the Certificate of Amendment to our Certificate of Incorporation is attached as Annex B and is incorporated herein by reference.
     Upon filing the Certificate of Amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 20,000,000 shares to 100,000,000 shares, section A of paragraph FOURTH will be as follows:
     “Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 100,125,000 shares of capital stock, consisting of (i) 125,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 100,000,000 shares of common stock par value $0.01 per share (the “Common Stock”).”
     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of our Common Stock. However, because holders of shares of our Common Stock do not have preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of our Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.
     The increase in the number of authorized but unissued shares of Common Stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital through the sale of equity securities, acquiring another company or its assets, providing equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. If an amendment is approved by our stockholders, and such amendment is filed with the Office of the Secretary of State of the State of Delaware, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.
     The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of us, it may be possible for us to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of us. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts and potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.
     If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the Annual Meeting. However, at any time prior to the effectiveness of the filing of such Certificate of Amendment to increase the number of authorized shares of Common Stock, notwithstanding stockholder approval of the amendment, our Board may abandon the amendment without any further action by our stockholders.
* * *
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 6, 2009, as reflected in our stock register, you may vote at the Annual Meeting on the approval of the Charter Amendment.
Outstanding Shares
On March 6, 2009, there were 5,606.704 shares of our Preferred Stock outstanding (currently convertible into 5,606,704 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Charter Amendment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Charter Amendment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Charter Amendment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Charter Amendment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Charter Amendment and each share of our Preferred Stock has the right to cast 1,000 votes on the Charter Amendment. Approval of the Charter Amendment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote. As a result, an abstention from voting on the Charter Amendment and a broker non-vote will have the same effect as a vote against the Charter Amendment.
Our Board of Directors recommends that you vote FOR this proposal.
* * *
Additional Proposals
     Our Board does not intend to bring any other matters before the Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. The accompanying proxy confers discretionary authority upon the persons named therein to vote your shares of Preferred Stock and/or Common Stock in accordance with their best judgment on any other matter that may be properly brought before the Annual Meeting.

Executive Officers Of The Company
     Personal information with respect to each of our executive officers is set forth below.

John V. Genova Age 54	Mr. Genova became our President and Chief Executive Officer in May of 2008. Mr. Genova most recently served as Vice President of Corporate Planning for Tesoro Corporation, an independent refiner of oil and gas products, where he was responsible for business plan development. capital management programs and competitor assessment and benchmarking programs, as well as a corporate performance scorecard process. Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President — Refining at Holly Corporation since 2004. Mr. Genova began his career as an engineer at ExxonMobil Corporation in 1976, working in a variety of positions, including Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003. He also serves as a member of the Board of Directors of Encore Acquisition Company, which is engaged in the development of onshore North American oil and natural gas reserves. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

John R. Beaver Age 47	Mr. Beaver has been our Senior Vice President — Finance and Chief Financial Officer since May 4, 2007. Prior to that time, Mr. Beaver served as our Corporate Controller since March of 2001 and one of our Vice Presidents since January of 2003. Prior to joining us, Mr. Beaver was Vice President and Corporate Controller for Pioneer Companies, Inc. from 1997 until December of 2000 and Corporate Controller for Borden Chemicals and Plastics Limited Partnership from 1995 though 1996. Mr. Beaver held several financial management positions with us from 1987 through 1995 and with Monsanto Company from 1981 through 1987.

Kenneth M. Hale Age 46	Mr. Hale has been our General Counsel since January of 2001, our Senior Vice President and Corporate Secretary since January of 2003 and the head of our Human Resources & Administration Department since January 1, 2005. Prior to becoming one of our Senior Vice Presidents, Mr. Hale served as one of our Vice Presidents from October of 2002 through January of 2003. Prior to becoming General Counsel, Mr. Hale served as our Senior Counsel from July of 2000 through January of 2001, and as Assistant General Counsel from December of 1997 through July of 2000. Prior to joining us, Mr. Hale was an associate attorney at the law firm of Andrews & Kurth L.L.P. from January of 1994 until December of 1997, and at the law firm of Honigman Miller Schwartz and Cohn from May of 1990 until December of 1993, where he specialized in mergers and acquisitions, finance, securities and general corporate matters.

Paul C. Rostek Age 53	Mr. Rostek has been our Senior Vice President — Commercial & Business Development since August of 2004. Prior to attaining this position, Mr. Rostek was our Vice President — Nitriles from December of 1996 to December of 2002, and then served as our Vice President — Corporate Alliances & New Ventures from January of 2003 to July of 2004. Mr. Rostek joined us in August of 1992 and initially served as our Vice President ERCO System Group based out of Toronto, Canada from August of 1992 through November of 1996.

Walter B. Treybig Age 52	Mr. Treybig joined us in 1993 and has been our Senior Vice President — Manufacturing since January of 2003. Prior to that time, Mr. Treybig served as our Plant Manager since 1998 and our Manager of Environmental, Health & Safety. Before joining us, Mr. Treybig held various positions at PPG Industries, Inc., Cain Chemical Inc., Occidental Chemical Corporation and Ausimont USA Incorporated. Mr. Treybig also serves as a Director of the Galveston County Health District.

Bruce E. Moore Age 43	Mr. Moore has been our Vice President, Treasurer since September of 2008. Prior to becoming our Vice President, Treasurer, Mr. Moore served as our Treasurer from January of 2003 through August of 2008, our Director of Treasury Operations from May of 2001 through January of 2003 and our Petrochemicals Division Controller from November of 1998 through May of 2001. Prior to that time, Mr. Moore served in a variety of financial positions since joining us in December of 1989, including positions in internal audit, tax and financial reporting. Prior to joining us, Mr. Moore held various positions in the audit and tax departments of KPMG LLP.

James R. Grannon Age 52	Mr. Grannon has served as our Vice President — Project Development since September 1, 2008. Prior to that, Mr. Grannon served as our Director of Operations from November of 2004 and our Manufacturing Manager from March of 2003 to November of 2004. He also previously held several management positions since joining us in August of 1986. Before joining us, Mr. Grannon held various positions with Monsanto Company from June of 1979 through July of 1986.

Carla E. Stucky Age 41	Ms. Stucky has been our Vice President and Corporate Controller since September of 2008. Prior to that time, Ms. Stucky served as our Corporate Controller from December of 2007 through August of 2008. Prior to joining us in December of 2007, Ms. Stucky served as Corporate Controller for Outsource Partners International, Inc. from July of 2006 through November of 2007, Director of Finance for Hempel A/S from April of 2005 to July of 2006, Assistant Controller for Nabors Industries, Ltd, from April of 2003 to March of 2005 and Director of Reporting and Corporate Accounting for Live Nation from May of 1999 to March of 2003. Ms. Stucky also held various positions in the audit practice of PricewaterhouseCoopers from January of 1994 through April of 1999.

Compensation Committee Report
     Our Compensation Committee has furnished the following report for inclusion in this Proxy Statement.

     The Compensation Committee of Sterling Chemicals, Inc. (“Sterling”) is responsible for administering Sterling’s executive compensation program and discharging most compensation responsibilities of Sterling’s Board of Directors. Among other things, we review general compensation issues and determine the compensation of all of our senior executives and other key employees, and make recommendations regarding, and administer, all of Sterling’s employee benefit plans that provide benefits to our senior executives.
     We have reviewed the Compensation Discussion and Analysis included in the Proxy Statement in which this report appears, and we met and held discussions with Sterling’s management with respect to that portion of the Proxy Statement. Based upon our review and discussions with management, we recommended to Sterling’s Board of Directors that the Compensation Discussion and Analysis appearing in the Proxy Statement be included herein.
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.
Respectfully submitted,
The Compensation Committee
   of the Board of Directors
John W. Gildea (Chairman)
Karl W. Schwarzfeld

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
     Our senior executive compensation program is designed to motivate, reward and retain the management talent needed to achieve our business goals and maintain a leadership position in the petrochemicals industry. Under our program, a significant portion of the potential compensation of our senior executives is dependent on our financial performance and increased stockholder value. Our program offers our senior executives salary levels and compensation incentives designed to:
•	attract, motivate and retain talented and productive executives;

•	recognize individual performance and our overall corporate performance relative to the performance of our competitors and other companies of comparable size; and

•	support our short-term and long-term goals.
We believe that this approach ensures an appropriate link between the compensation of our senior executives and the accomplishment of our goals and our stockholders’ objectives.
Processes and Procedures for Determining Compensation
     Our Compensation Committee is responsible for discharging the primary compensation responsibilities of our Board and has the authority to determine and approve the compensation paid to each of our senior executive officers, including the Named Executive Officers (as defined below). Our Compensation Committee also administers our compensation programs for our senior executive officers (including bonus plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs), and makes recommendations to our Board with respect to whether any of those plans should be changed or terminated, or whether new plans should be adopted. The charter for our Compensation Committee does not contemplate any delegation by our Compensation Committee, or any of its members, of the duties delegated by our Board to our Compensation Committee.
     Our Compensation Committee uses a number of sources to determine the compensation paid to each of our senior executives. One of the primary sources of information used by our Compensation Committee for general survey purposes is data from independent compensation consultants. The extent of data received from these consultants varies from year to year. Once every several years, an in-depth analysis of each element of our senior executive compensation program, as well as the overall compensation paid to each of our senior executives, is performed by an independent consulting firm. In those years when an in-depth analysis is performed, the compensation consulting firm issues a final report to our Compensation Committee that provides its view of the appropriateness of the compensation paid to each of our senior executives and the appropriateness of our senior executive compensation program as a whole. This report and analysis is intended to provide our Compensation Committee with the ability to compare our senior executive compensation program to those offered by other chemical manufacturers and a select group of non-chemical companies of comparable size and performance, and determine whether the compensation paid to each of our senior executives is both competitive and reasonable in relation to the duties required of that executive. Our Compensation Committee does not, however, compare our compensation program against the compensation offered by all of the companies included in the S&P Chemicals Index used in the Performance Graph contained in our Form 10-K because many of those companies are not considered to be our competitors, either in the market for our products or for executive talent. In the years falling in between these more in-depth analyses, our management team provides our Compensation Committee with summary market data from several compensation consulting firms. Our Compensation Committee uses this data to assess general trends in the levels of base salaries paid to senior executives in our industry, in our geographic locale and in the United States as a whole.
     In January of 2007, our Compensation Committee engaged The Hay Group, Inc. to perform an in-depth analysis of our senior executive compensation program. For its compensation decisions made in 2008, our Compensation Committee received summary market data from Hewitt Associates, Inc., World at Work, Sibson Consulting, Salary.com, Mercer Human Resources Consulting, LLC and Buck Consultants, and for its compensation decisions made in 2009, our Compensation Committee initially received summary market data from Business & Legal Reports (Southwest), Economic Research Institute, Mercer Human Resources Consulting, Salary.com, Watson Wyatt Worldwide and World at Work. However, due to the dramatic changes seen in the U.S. economy over the second half of 2008, our Compensation Committee was also provided with supplemental survey data for its compensation decisions made in 2009 that was collected during November and December of 2008 from The Hay Group, Inc., Quorum Compensation Group, Hewitt Consulting and Longnecker & Associates. After reviewing the summary market data, our Compensation Committee confers with our President and Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the amount of increase in base salary for each of our senior executives, including our President and Chief Executive Officer.
Total Compensation
     The major components of our senior executive compensation program are base salary, annual incentive compensation and stock-based compensation, in addition to a few perquisites and other personal benefits to our senior executives, such as group life insurance. In addition, we maintain a 401(k) plan for all of our employees, and currently match the contributions into our 401(k) Plan made by each of our salaried employees, on a dollar-for-dollar basis, up to 6% of the participant’s base salary. We also provide each of our senior executives (other than Mr. Genova) with post-employment compensation in the form of our Key Employee Protection Plan and our salaried employees’ pension plan, but benefit accruals under our salaried employees’ pension plan have been frozen since January 1, 2005. Mr. Genova, our President and Chief Executive Officer, is entitled to post-employment compensation under the terms of his Employment Agreement that is similar in design to the benefits provided our other senior executives under our Key Employee Protection Plan. Our Compensation Committee seeks to set base salaries for our senior executives at competitive rates, and also provides annual compensation opportunities linked to both our financial performance and the individual’s performance in each year. In addition, each of senior executives has been issued stock options which link such executive’s compensation to our overall financial performance over an extended period. We believe that focusing executive compensation on variable incentive pay helps us meet our performance goals and enhances long-term stockholder value.
Base Salaries
     Under our compensation program, we place lower emphasis on fixed compensation for our senior executives and attempt to position their base salaries at industry levels. Initially, each executive’s base salary is set at a level intended to reflect that executive’s experience, level of responsibility, job classification and competence. Dramatic changes in base salaries are uncommon and typically only occur if needed to adjust for market movements, promotions or significant changes in responsibility or individual performance. Each year, our Compensation Committee determines the amount of increases in the base salaries of our senior executives. Once every several years, an in-depth analysis of each element of our senior executive compensation program, including base salaries, is performed by an independent consulting firm. In those years, our Compensation Committee receives a report from the compensation consulting firm that includes an analysis of an appropriate range for the base salary of each of our senior executives. Depending on the results of the analysis, our Compensation Committee may elect to make a significant increase, or make a lower than expected increase, in the base salary of one or more of our senior executives in that year in order to align that senior executive’s base salary with the market rate for the position in question. In other years, our Compensation Committee reviews survey data and confers with our President and Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the increase in base salary for each of our senior executives, including our President and Chief Executive Officer.
     As noted above, in January of 2007, our Compensation Committee directly engaged The Hay Group, Inc. to perform an in-depth analyses of our senior executive compensation program. The report prepared by The Hay Group, Inc. indicated that each of our Named Executive Officers was earning total compensation in excess of the average total compensation earned by similar executives at the companies that The Hay Group, Inc. used for comparison purposes. However, our Compensation Committee was of the opinion that the report by The Hay Group, Inc. had placed undue emphasis on the valuation for stock options granted in 2003 (and, in one case, 2004) and elected to grant raises in base salaries to Messrs. Hale, Rostek and Treybig. Our Compensation Committee felt that the valuation of stock options used in the analyses performed by The Hay Group, Inc. was given too much weight because our practice at that time was to make one large grant of stock options to each of our senior executives, rather than annual grants, which artificially skewed the compensation expense reported for the year of the grant. For 2009, our Compensation Committee initially received summary market data from Business & Legal Reports (Southwest), Economic Research Institute, Mercer Human Resources Consulting, Salary.com, Watson Wyatt Worldwide and World at Work. However, due to dramatic changes seen in the U.S. economy over the second half of 2008, our Compensation Committee also reviewed updated survey data collected during November and December of 2008 from The Hay Group, Inc., Quorum Compensation Group, Hewitt Consulting and Longnecker & Associates. After reviewing this data and conferring with our President and Chief Executive Officer, on February 12, 2009, our Compensation Committee approved the following increases in the annual base salaries (effective as of March 1, 2009) of each of our current Named Executive Officers:

	2008	2009
John V. Genova	$395,000	$415,000
John R. Beaver	223,250	243,342
Kenneth M. Hale	243,500	258,110
Paul C. Rostek	230,750	237,672
Walter B. Treybig	213,000	221,520
Annual Incentive Compensation
     In addition to base salaries, our senior executives and other qualified employees can earn additional cash incentive compensation each year under our Bonus Plan. The additional compensation available under our Bonus Plan is intended to reward the achievement of annual corporate financial goals and personal performance. In August of 2008 and in January of 2009, our Compensation Committee amended our Bonus Plan. Prior to these amendments, the amount of any bonuses paid to each of our salaried employees, including our Named Executive Officers, was based on our earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and the employee’s “Bonus Target” (which is a percentage of his or her base salary), with 50% of that amount being subject to adjustment based on the employee’s performance during the year. Mr. Genova’s Bonus Target is 100% and the Bonus Target of each of our other current Named Executive Officers is 40%. Following the amendments to our Bonus

Plan, the amount paid to each of our salaried employees, including our current Named Executive Officers, continues to be based on the employee’s Bonus Target (none of which were changed under either amendment to our Bonus Plan), our financial performance and the individual’s performance. However, our amended Bonus Plan includes additional corporate goals and contemplates assessing individual performance in any year against pre-determined performance metrics. Under our amended Bonus Plan, the corporate performance goals (our “Corporate Performance Goals”) are tied to our safety (20%), environmental and process safety management performance (10%) and the amount of EBITDA earned in the relevant year (excluding impacts of impairments, curtailments, severance, bonus expense, expenses related to our preferred stock, legal settlements and judgment and certain legal fees and transaction costs) (70%). The individual performance goals of our current Named Executive Officers are tied to improvements in our fixed costs, our safety, environmental and process safety management performance, reliability of our manufacturing assets, implementation or completion of critical projects (including strategic plans), administration of our internal control environment, improving our capital structure, improving administration of our compensation programs for our general salaried workforce and litigation management (“Individual Performance Goals”). The Individual Performance Goals of our Senior Vice Presidents are weighted as follows:

	Mr. Beaver	Mr. Hale	Mr. Rostek	Mr. Treybig
Safety Performance	—	—	—	40%
Environmental and Process Safety Management Performance	—	—	—	20%
Management of Fixed Cost	25%	20%	15%	20%
Acetic Acid Plant Availability	—	—	—	20%
Critical Projects	25%	40%	70%	—
Strategic Projects	10%	—	15%	—
Internal Control Environment	15%	—	—	—
Investor Relations	10%	—	—	—
Capital Structure Improvement	15%	—	—	—
Merit Budget Process Improvement	—	15%	—	—
Litigation Management	—	25%	—	—
The portion of Mr. Genova’s bonus based on Individual Performance Goals is determined by averaging the performance of Messrs. Beaver, Hale, Rostek and Treybig under their respective Individual Performance Goals.

     The amount of cash bonuses potentially payable to each employee under our amended Bonus Plan varies based on the number of our Corporate Performance Goals achieved (and the level achieved) and the individual’s performance measured against his or her Individual Performance Goals. For example, if the “threshold” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officer is eligible for a bonus in an amount up to 50% of his Bonus Target times his base salary. If the “target” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officer is eligible for a bonus in an amount up to 100% of his Bonus Target times his base salary. Finally, if the “maximum” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officers is eligible for a bonus in an amount up to 200% of his Bonus Target times his base salary. If actual performance is between any of the specified levels, the bonus amount for that performance metric is pro-rated between the two levels on a straight-line basis.
     The maximum amount payable under our Bonus Plan for any year is not determined until the audit of our financial statements has been completed and our Form 10-K for that year has been approved by our Audit Committee and our Board. The amounts of bonuses actually paid to our current Named Executive Officers may, however, be reduced by our Board or our Compensation Committee for various business considerations. Generally, a senior executive must still be employed by us at the time the bonus is paid in order to receive a bonus payment. We believe that the potential to earn above market bonuses in any given year helps us attract, motivate and retain talented and productive senior executives and supports our short-term goals for that year. We believe that requiring minimum levels of financial performance in order to earn a bonus under our Bonus Plan and making 50% of the maximum bonus payable dependent upon individual performance, provides an effective tool for recognizing both individual performance and our overall corporate performance.
     For the 2008 Bonus Plan year, we did not achieve the threshold level of EBITDA required for the payment of a bonus under our Bonus Plan. On February 12, 2009, our Compensation Committee reviewed our financial performance and the individual performance of each of our senior executives and authorized the payment of discretionary bonuses to each of our current Named Executive Officers in recognition of his performance against his individual performance metrics for 2008 previously established by our Compensation Committee and such officer’s significant efforts during 2008 in connection with, among other things, setting new Sterling records in health, safety and environmental performance, successfully amending our long-term production agreements with BP Amoco Chemical Company and BASF Corporation, reducing our fixed costs, completing our exchange offer related to our 10 1/4% Senior Secured Notes, amending our revolving credit facility to provide more favorable terms and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. The following table sets forth the amount of bonuses paid to our current Named Executive Officers:

John V. Genova	$223,504
John R. Beaver	55,998
Kenneth M. Hale	45,158
Paul C. Rostek	36,342
Walter B. Treybig	64,610
These bonus payments averaged about 27% of the total cash compensation paid to our senior executives (excluding Mr. Crump, who retired on May 30, 2008, and, consequently, was not paid a discretionary bonus).

     Our Compensation Committee also authorized the payment of discretionary bonuses to each of our senior executives on February 8, 2008 in recognition of such officer’s significant efforts during 2007 in connection with, among other things, successfully refinancing our long-term indebtedness in March of 2007, successfully consummating the long-term exclusive styrene supply agreement between us and NOVA Chemicals Inc. in November of 2007 and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. In evaluating the amounts of bonuses paid to each of our senior executives for 2007 and 2006, our Compensation Committee and our Board considered numerous factors, including, among others, the senior executive’s influence in the development and implementation of the results obtained in connection with the refinancing of our long-term indebtedness, our long-term exclusive styrene supply agreement with NOVA Chemicals Inc. and our cost reduction strategies, his performance in driving results, his dedication to and participation in maintaining an ethical culture and his responsibility for maintaining high standards for environmental, health and safety performance. In addition, in setting these bonus amounts, our Compensation Committee gave due regard to its philosophy at that time that our management team functions as a team and that our success is dependent on the efforts of all of the members of our senior management as a group.
Stock-Based Compensation
     Under the stock-based portion of our senior executive compensation program, our senior executives and other key employees are eligible for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards under our Existing 2002 Stock Plan. Our Compensation Committee or our full Board determines the terms and amounts of each award granted under our Existing 2002 Stock Plan based upon a variety of factors, including:
•	the recipient’s level of responsibility and job classification;

•	the recipient’s job performance;

•	the recipient’s present and potential contributions to our long-term success; and

•	the extent that the base salary of the recipient is below industry levels based on the compensation survey described above.
     The primary purpose of our stock-based compensation program is to provide our senior executives and other key employees with incentives to concentrate on our performance over the long term. We believe that stock-based compensation is an appropriate and effective method for aligning the interests of our senior executives with our long-term goal of maximizing stockholder value because our senior executives will not receive any benefit from this form of compensation unless our overall value, based on stock prices, increases over time.
     Our Compensation Committee or our Board specifies the number of shares covered by each award under our Existing 2002 Stock Plan and will do so under our Restated 2002 Stock Plan (in either case, our “2002 Stock Plan”) and the associated vesting schedule. A three-year vesting schedule has been used for all awards that have been granted under our 2002 Stock Plan. We believe that this length of vesting schedule provides an incentive to our senior executives to increase stockholder value over time since the full benefit of the awards cannot be realized unless there is appreciation in stock value over a number of years. While we impose a three-year vesting schedule, options granted under our 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, or in the event of a “change in control,” which includes (i) the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding Common Stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of our properties and assets or (iii) our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
     Historically, only one grant of awards under our 2002 Stock Plan has been made to each individual (in the absence of a promotion or other change in status). Our 2002 Stock Plan was initially authorized and established on December 19, 2002, when we emerged from bankruptcy protection under Chapter 11 of the Bankruptcy Code. Shortly thereafter, on February 11, 2003, our Compensation Committee and our Board made initial grants of stock options to each of our executive officers and certain other employees in amounts our Compensation Committee felt were adequate to provide the appropriate incentives to achieve the desired alignment with the long-term interests of our stockholders. Our Compensation Committee has approved three grants of awards under our 2002 Stock Plan since that time. Two of these grants were made in connection Messrs. Rostek and Beaver being promoted to their current positions in order to align their overall compensation and incentives with those of our other senior executives. The third grant was made to Mr. Genova on May 27, 2008 in connection with his employment as our President and Chief Executive Officer. All outstanding options held by our Named Executive Officers contain a three-year vesting schedule and all of these options have previously vested and are exercisable other than the options granted to Messrs. Beaver and Genova in May 2008. No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. Each award of options made under our 2002 Stock Plan has been a grant of non-qualified stock options to acquire shares of our Common Stock at an exercise price of $31.60 per share. Our Board based the exercise price for each of these awards on an approximation of the amount invested by our primary stockholder in connection with our emergence from bankruptcy at the end of 2002. That amount was far in excess of the trading price of a share of our Common Stock on the over-the-counter market on each grant date.
     While historically we have made only one grant of options under our 2002 Stock Plan to any individual in the absence of a promotion, on December 5, 2008, our Compensation Committee adopted a Stock Option Grant Policy that provides that grants of awards of additional stock options to eligible officers and key employees, including each of our senior executives, will be considered each year, beginning in 2009, in such numbers as the Board or our Compensation Committee deems appropriate to, among other things, ensure that the compensation payable to our senior executives is competitive in the market place for executive talent. In the event that our Board or our Compensation Committee authorizes any such grants, our Stock Option Grant Policy provides that those grants will be authorized on or before the second business day after our Board has approved our annual report on Form 10-K for the relevant fiscal year, with the options themselves being granted as of the third business day after the filing of such Form 10-K with the Securities and Exchange Commission. In addition, our Stock Option Grant Policy provides that the exercise price for any options granted will be an amount equal to the Fair Market Value (as defined in our 2002 Stock Plan) of a share of our Common Stock on the grant date. Neither our Board nor our Compensation Committee is prohibited from granting options at times when they are in possession of material non-public information. However, no inside information has been taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material non-public information to affect the value of those awards.
     Under our Code of Ethics and Conduct, all of our employees, including each of our Named Executive Officers and directors, are prohibited from directly or indirectly purchasing or selling any of our securities while they are in possession of material inside information, communicating any material inside information to others who may trade in our securities or recommending to others that they purchase or sell any of our securities while they are in the possession of material inside information. Generally, all of our directors, officers and members of senior management are required to pre-clear all sales and purchases of our securities through our Legal Department. Our other employees only need to pre-clear sales and purchases of our securities that are intended to take place outside a window period through our Legal Department. For this purpose, the only window periods are the 30-day period commencing one week after our annual report has been mailed to stockholders and the 15-day period beginning on the third business day following the official release of our quarterly or annual financial results. Notwithstanding the foregoing policies, our General Counsel may, with the approval of our Corporate Governance Committee, exempt any director from these pre-clearance procedures if our General Counsel reasonably believes that such director possesses adequate sophistication and access to legal advisors to make his or her own determination of whether a given sale or purchase of our securities is otherwise in compliance with these policies. Our General Counsel and our Corporate Governance Committee have exempted all of our directors who are employed by Resurgence from these pre-clearance procedures. Our Code of Ethics and Conduct also discourages in-and-out trading in our securities and prohibits any of our directors, officers or employees from engaging in short sales or sales against the box of any of our securities or trading in puts, calls or options, in each case, unless approved by a majority of the disinterested members of our Board.
Tax Treatment
     Our Compensation Committee considers the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other three most highly compensated executive officers (other than the chief executive officer or the chief financial officer) in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. In 2008, none of our employees subject to this limit received compensation in excess of $1 million. Consequently, the requirements of Section 162(m) should not affect the tax deductions available to us in connection with our senior executive compensation program for 2008.

Compensation Tables
Summary Compensation Table
     The following table shows certain information regarding the compensation we paid each individual who served as our Chief Executive Officer or our Chief Financial Officer (or acted in a similar capacity during 2008) and our other three most highly compensated executive officers during 2008 (collectively, our “Named Executive Officers”) for fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively. In 2008, base salaries accounted for approximately 52% of the total cash compensation paid to our Named Executive Officers.

						Change in
						Pension
						Value and
						Non-
					Non-Equity	Qualified
					Incentive	Deferred
					Plan	Compen-	All Other
Name And	Fiscal			Option	Compen-	sation	Compen-
Principal Position	Year	Salary(1)	Bonus	Awards(2)	sation	Earnings(3)	sation(4)	Total
John V. Genova(5)	2008	$236,401	$223,504	$296,886	$0	$0	$31,795	$788,586
President and Chief Executive Officer

Richard K. Crump(6)	2008	166,250	0	0	0	183,717	101,009	450,976
President and Chief	2007	390,000	390,000	0	0	25,341	28,589	833,930
Executive Officer	2006	388,333	0	30,973	267,003	46,588	28,145	761,042

John R. Beaver(7)	2008	220,208	55,998	11,142	0	0	17,398	304,746
Senior VP — Finance and	2007	190,617	82,000	0	0	0	13,879	286,496
Chief Financial Officer	2006	156,583	7,500	5,807	37,812	4,443	11,424	223,569

Kenneth M. Hale	2008	241,917	45,158	0	0	0	16,142	303,217
Senior VP, General	2007	232,042	118,600	0	0	0	15,269	365,911
Counsel and Secretary	2006	220,583	0	7,098	60,863	3,562	15,335	307,441

Paul C. Rostek	2008	229,250	36,342	0	0	24,192	17,480	307,264
Senior VP — Commercial	2007	220,000	88,700	32,972	0	0	14,604	356,276
	2006	209,667	0	89,024	57,851	9,879	14,474	380,895

Walter B. Treybig	2008	211,625	64,610	0	0	1,305	14,313	291,853
Senior VP — Manufacturing	2007	203,125	81,900	0	0	627	13,603	299,255
	2006	193,583	0	6,453	53,401	7,161	12,923	273,521

(1)	Includes amounts deferred under our 401(k) Savings and Investment Plan.

(2)	Please refer to Footnote 2 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of the assumptions used in determining compensation cost for the stock options reflected in this column which were granted in 2003 or, in the case of Mr. Rostek, in 2004 and to Footnote 8 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for a description of the assumptions used in determining compensation cost for the stock options reflected in this column which were granted in 2008.

(3)	Pension value changes in 2008 for Messrs. Beaver and Hale were ($158) and ($242), respectively, and pension value changes in 2007 for Messrs Beaver, Hale and Rostek were ($575), ($576) and ($16,433), respectively.

(4)	Includes (i) values of group life insurance provided by us, (ii) amounts paid for clubs and associations, (iii) premiums for executive life insurance paid by us, (iv) matching contributions paid by us under our 401(k) Savings and Investment Plan and (v) values of parking paid by us in excess of Internal Revenue Service limitations, as follows:

	Fiscal		Clubs and	401(k) Matching	Executive
	Year	Group Life	Associations	Contributions	Parking
John V. Genova	2008	$1,509	$0	$12,453	$1,267

Richard K. Crump	2008	3,094	0	9,975	641
	2007	7,326	0	13,500	685
	2006	7,277	0	13,200	590

John R. Beaver	2008	898	1,380	13,212	1,908
	2007	746	1,240	11,437	456
	2006	614	1,415	9,395	0

Kenneth M. Hale	2008	997	1,345	13,800	0
	2007	944	825	13,500	0
	2006	600	1,535	13,200	0

Paul C. Rostek	2008	1,442	375	13,755	1,908
	2007	1,366	0	12,553	685
	2006	1,304	0	12,580	590

Walter B. Treybig	2008	1,320	295	12,698	0
	2007	1,250	165	12,188	0
	2006	1,193	115	11,615	0

Mr. Genova’s “All Other Compensation” includes $16,566 for expenses related to his relocation from San Antonio, Texas to Houston, Texas. Mr. Crump’s “All Other Compensation” includes executive life insurance premiums paid by us of $7,078 in each of 2008, 2007 and 2006, as well as $80,221 for unused vacation time paid to him when he retired in May 2008.

(5)	Mr. Genova was hired as our President and Chief Executive Officer on May 27, 2008. Consequently, Mr. Genova’s compensation for 2008 reflects compensation paid to him in his capacity as our President and Chief Executive Officer for approximately seven months.

(6)	Mr. Crump retired as our President and Chief Executive Officer on May 27, 2008. Consequently, Mr. Crump’s compensation for 2008 reflects compensation paid to him in his capacity as our President and Chief Executive Officer for approximately five months.

(7)	Mr. Beaver was promoted to our Senior Vice President — Financial and Chief Financial Officer on May 4, 2007. Prior to that, Mr. Beaver served as one of our Vice Presidents and our Corporate Controller. Consequently, Mr. Beaver’s compensation for 2007 reflects compensation paid to him in his capacity as our Senior Vice President — Finance and Chief Financial Officer for approximately eight months and compensation paid to him in his capacity as one of our Vice Presidents and our Corporate Controller for approximately four months, and Mr. Beaver’s compensation for 2006 reflects compensation paid to him in his capacity as one of our Vice Presidents and our Corporate Controller.

Indemnification Agreements
     We have entered into indemnification agreements with each of our directors and executive officers, including each of our Named Executive Officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and are in addition to any other rights these individuals may have under our organizational documents or applicable law. We believe that these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced directors and executive officers.
Grants of Plan-Based Awards
     Messrs. Genova and Beaver were granted options under our Existing 2002 Stock Plan to acquire 120,000 and 5,000 shares, respectively, of our Common Stock in May of 2008. None of our other Named Executive Officers were granted any equity incentive plan awards, other stock awards or other option awards in 2008 under our Existing 2002 Stock Plan discussed above in “Compensation Discussion & Analysis,” or otherwise.
     The following table provides information with respect to each grant of an award made to a Named Executive Officer in 2008 under our Bonus Plan and our Existing 2002 Stock Plan.

					All Other
					Option
					Awards:		Grant Date
					Number of	Exercise or	Fair Value of
		Estimated Future Payouts Under			Securities	Base Price of	Stock and
	Grant	Non-Equity Incentive Plan Awards			Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Options(1)	Awards ($/Sh)	Awards
John V. Genova	08/08/08	$197,500	$395,000	$790,000	—	N/A	N/A
	05/27/08	—	—	—	120,000	$31.60	$832,824

John R. Beaver	08/08/08	44,650	89,300	178,600	—	N/A	N/A
	05/02/08	—	—	—	5,000	$31.60	$27,349

Kenneth M. Hale	08/08/08	48,700	97,400	194,800	—	N/A	N/A

Paul C. Rostek	08/08/08	46,150	92,300	184,600	—	-N/A	N/A

Walter B. Treybig	08/08/08	42,600	85,200	170,400	—	-N/A	N/A

(1)	The awards of options made to Messrs. Genova and Beaver are at an exercise price of $31.60 per share and vest over a three-year period, with one-third of the options vesting on each of the first, second and third anniversary of the date of grant. Our Board based the exercise price for each of these awards on an approximation of the amount invested by our primary stockholder in connection with our emergence from bankruptcy at the end of 2002. That amount was far in excess of the trading price of a share of our Common Stock on the over-the-counter market on each grant date.
As noted below under “Non-Equity Incentive Plan Information — Bonus Plan,” we did not exceed the threshold level of EBITDA required for a payment under our Bonus Plan in 2008. However, on February

12, 2009, our Compensation Committee authorized the payment of discretionary bonuses to each of our current Named Executive Officers.
Non-Equity Incentive Plan Information — Bonus Plan
     As discussed above in “Compensation Discussion & Analysis,” we maintain a Bonus Plan that pays additional compensation to our salaried employees in the form of a cash bonus. The amount of additional incentive compensation available under our Bonus Plan to each of our current Named Executive Officers is based on our performance relative to our Corporate Performance Goals and the Named Executive Officer’s performance relative to his Individual Performance Goals. Bonuses are paid after the audit of our financial statements for the year that has been completed but in any event on or before March 15 of the following year.
     For the 2008 Bonus Plan year, we did not achieve the threshold level of EBITDA required for the payment of a bonus under our Bonus Plan. On February 12, 2009, our Compensation Committee reviewed our financial performance and the individual performance of each of our senior executives and authorized the payment of discretionary bonuses to each of our current Named Executive Officers in recognition of his performance against his individual performance metrics for 2008 previously established by our Compensation Committee and such officer’s significant efforts during 2008 in connection with, among other things, setting new Sterling records in health, safety and environmental performance, successfully amending our long-term production agreements with BP Amoco Chemical Company and BASF Corporation, reducing our fixed costs, completing our exchange offer related to our 10 1/4% Senior Secured Notes, amending our revolving credit facility to provide more favorable terms and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. The following table sets forth the amount of bonuses paid to our current Named Executive Officers:

John V. Genova	$223,504
John R. Beaver	55,998
Kenneth M. Hale	45,158
Paul C. Rostek	36,342
Walter B. Treybig	64,610
Equity Incentive Plan Information — 2002 Stock Plan
     Under our 2002 Stock Plan, our Board or our Compensation Committee may issue stock options, stock awards, stock appreciation rights or stock units to our senior executives, other key employees and consultants. Our 2002 Stock Plan is administered by our Board or our Compensation Committee, and may be amended or modified from time to time by our Board. Our Board or our Compensation Committee determines the exercise price of stock options, any applicable vesting provisions and the other terms and provisions of each award granted under our 2002 Stock Plan. Options granted under our 2002 Stock Plan become fully exercisable in the event of an optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change in control.” For purposes of our 2002 Stock Plan, a “change in control” means:
•	the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding Common Stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors;

•	the sale, lease, exchange or transfer of substantially all of our properties and assets; or

•	our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
In no event can any option be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. We have reserved 363,914 shares of our Common Stock for issuance under our 2002 Stock Plan (subject to adjustment). If the Restated 2002 Stock Plan is ratified and approved at the Annual Meeting, this amount of shares reserved for issuance under our 2002 Stock Plan will increase to 1,363,914.
     Under our 2002 Stock Plan, we have granted awards on only the following four occasions.
•	on February 11, 2003, we granted options to purchase an aggregate of 326,000 shares of our Common Stock, at an exercise price of $31.60 per share, to our senior executives and certain of our other key employees (including Messrs. Crump, Beaver, Hale and Treybig), all of which vested over the next three years in three equal installments;

•	on November 5, 2004, we granted options to purchase 27,500 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Rostek in connection with his promotion to Senior Vice President — Commercial, all of which vested over the next three years in equal installments;

•	on May 2, 2008, we granted options to purchase 5,000 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Beaver in connection with his promotion to Senior Vice President — Finance and Chief Financial Officer, which will vest over the next three years in equal installments; and

•	on May 27, 2008, we granted options to purchase 120,000 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Genova in connection with his engagement as our President and Chief Executive Officer, which will vest over the next three years in equal installments.
As of December 31, 2008, options to acquire 15,833 shares of our Common Stock had been exercised and options to acquire 115,167 shares of our Common Stock had lapsed or expired without being exercised.
     The following table provides information regarding securities authorized for issuance under our 2002 Stock Plan as of December 31, 2008:

Number of securities remaining
	Number of securities to		available for future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding	(excluding securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders(1)	347,500	$31.60	16,414

Equity compensation plans not approved by security holders	—	—	—

Total	347,500	$31.60	16,414

(1)	Our Existing 2002 Stock Plan was authorized and established under our confirmed Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code (our “Plan of Reorganization”), which became effective on December 19, 2002. Our Plan of Reorganization provided that, without any further act or authorization, confirmation of our Plan of Reorganization and entry of the confirmation order was deemed to satisfy all applicable federal and state law requirements and all listing standards of any securities exchange for approval by the board of directors or the stockholders of our Existing 2002 Stock Plan. No additional stockholder approval of our Existing 2002 Stock Plan was obtained.
Outstanding Equity Awards at 2008 Fiscal Year-End
     The following table provides information on the value of unexercised stock options as of December 31, 2008 held by each of our Named Executive Officers.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options –	Options –	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

John V. Genova	0	120,000	0	$31.60	05/27/18

Richard K. Crump	120,000	0	0	$31.60	05/27/09

John R. Beaver	22,500	0	0	$31.60	02/11/13
		5,000	0	$31.60	05/02/18

Kenneth M. Hale	27,500	0	0	$31.60	02/11/13

Paul C. Rostek	27,500	0	0	$31.60	11/05/14

Walter B. Treybig	25,000	0	0	$31.60	02/11/13
Option Exercises and Stock Vesting
     None of our Named Executive Officers exercised any stock options or stock appreciation rights during the 2008 fiscal year or held any restricted stock, stock appreciation rights or similar equity awards during the 2008 fiscal year.

Pension Benefits
     The following table provides information with respect to each plan that provides for payments or other benefits at, following or in connection with the retirement of our Named Executive Officers.

		Number	Present Value
		of Years	of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit(1)	Fiscal Year
John V. Genova	Salaried Employees’ Pension Plan	0	$0	$0
	Pension Benefit Equalization Plan	0	0	0
	Supplemental Employee	0	0	0
	Retirement Plan

Richard K. Crump(2)	Salaried Employees’ Pension Plan	19	583,474	29,139
	Pension Benefit Equalization Plan	19	0	0
	Supplemental Employee	19	482,403	24,092
	Retirement Plan

John R. Beaver	Salaried Employees’ Pension Plan	12	80,974	0
	Pension Benefit Equalization Plan	12	0	0
	Supplemental Employee	12	0	0
	Retirement Plan

Kenneth M. Hale	Salaried Employees’ Pension Plan	7	64,690	0
	Pension Benefit Equalization Plan	7	0	0
	Supplemental Employee	7	0	0
	Retirement Plan

Paul C. Rostek	Salaried Employees’ Pension Plan	24	190,235	0
	Pension Benefit Equalization Plan	24	0	0
	Supplemental Employee	24	0	0
	Retirement Plan

Walter B. Treybig	Salaried Employees’ Pension Plan	12	133,628	0
	Pension Benefit Equalization Plan	12	0	0
	Supplemental Employee	12	0	0
	Retirement Plan

(1)	As of December 31, 2008. Please refer to Footnote 9 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for a description of the valuation methods utilized to determine the present value of accumulated benefits under our Salaried Employees’ Pension Plan, our Pension Benefit Equalization Plan and our Supplemental Employee Retirement Plan and all material assumptions used in quantifying such present values.

(2)	Mr. Crump retired as our President and Chief Executive Officer on May 27, 2008 and began receiving benefits under our Salaried Employees’ Pension Plan and our Supplemental Employee Retirement Plan in June of 2008. Mr. Crump’s Present Value of Accumulated Benefit at December 31, 2008 is based on the benefits currently in pay status.

Pension Plans
          Salaried Employees’ Pension Plan. We established our defined benefit Salaried Employees’ Pension Plan in 1986 as a component of our overall compensation program in recognition of the contributions of our employees to our operations, and as a tool for encouraging employee retention by providing a method for ensuring adequate income during retirement. Most of our salaried employees, including each of our Named Executive Officers other than Mr. Genova, participate in our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Salaried Employees’ Pension Plan to cease further benefit accruals for all of the participants. Under the amendments, the “Credited Service” we use in the calculation of each employee’s pension was frozen at the number of years of Credited Service he or she had earned as of January 1, 2005. In addition, the “Average Earnings” we use in the calculation of each employee’s pension (discussed in detail below) was frozen at his or her average monthly earnings calculated as of January 1, 2005. The “Vesting Service” we use to determine eligibility for benefits and to calculate the amount of any early retirement penalty was not frozen and continues to accrue at the same rate and manner as it did prior to the amendment.
          Prior to the time we froze benefit accruals under our Salaried Employees’ Pension Plan, each participant was granted one year of Credited Service for each year in which he or she worked at least 1,000 hours. A participant that worked less than 1,000 hours in a given year was given a partial year of Credited Service based on the number of hours worked in that year. In order to be entitled to any payments under our Salaried Employees’ Pension Plan, a participant must have at least five years of Vesting Service. Currently, an eligible participant that retires at age 65 (or, if later, after attaining five years of Vesting Service) is entitled to a monthly payment equal to the greater of:
•	if he or she worked at Monsanto Company prior to April 1, 1986 and was employed by us as of September 30, 1986, 1.4% of his or her Average Earnings (as defined below) times his or her number of years of Credited Service;

•	1.2% of his or her Average Earnings times his or her number of years of Credited Service plus 0.45% of his or her average monthly earnings in excess of the average taxable wage bases under Section 230 of the Social Security Act times the lesser of 35 and his or her number of years of Credited Service; and

•	if he or she was employed by us prior to June 1, 1996, $35 times his or her number of years of Credited Service.
Mr. Crump retired on May 27, 2008 and is receiving monthly payments under the second bullet point above. Upon their retirement and reaching at least age 55, Messrs. Beaver, Hale, Rostek and Treybig will be entitled to receive monthly payments under the second bullet point above and Messrs. Beaver, Rostek and Treybig will be entitled to receive monthly payments under the third bullet point above, if applicable. Mr. Genova is not eligible to participate in our Salaried Employees’ Pension Plan as he began his employment with us after we had frozen participation in our Salaried Employees’ Pension Plan.
          A participant under our Salaried Employees’ Pension Plan may elect to receive his or her pension payments from a slate of several options. These options include a single life annuity, a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, a 25% joint and survivor annuity, a pop-up 100% joint and survivor annuity, a pop-up 75% joint and survivor annuity, a pop-up 50% joint and survivor annuity, a pop-up 25% joint and survivor annuity, a ten-year certain and life annuity and a social security adjustment annuity.

          We do not have an official policy with respect to granting extra years of Credited Service under our Salaried Employees’ Pension Plan. We did, however, grant “past service credit” under our Salaried Employees’ Pension Plan to our employees who had previously worked for Monsanto Company when we acquired our Texas City, Texas facility from Monsanto Company in 1986, and to our employees who had previously worked for Albright & Wilson when we acquired our former pulp chemicals business from Albright & Wilson in 1992. We have not granted any extra years of Credited Service (in the form of past service credit or otherwise) since 1992 and, given the frozen status of our Salaried Employees’ Pension Plan, we do not expect to grant any service credit to anyone in the future.
          Under our Salaried Employees’ Pension Plan, a participant’s “Average Earnings” is the average monthly earnings received by the employee during the three-year period ending December 31, 2004 or, if larger, the average monthly earnings received by the employee during the three years in which the employee was paid the most during the five-year period ending December 31, 2004. For purposes of our Salaried Employees’ Pension Plan, “earnings” are, for the most part, limited to base pay, with amounts paid to the participant as a bonus, commission or other incentive plan payment, and amounts paid by us for insurance or other welfare or benefit plans, not taken into account. In any case, however, a participant’s Average Earnings is capped based on certain limitations imposed under the Code. These limitations, as of the time we ceased benefit accruals under our Salaried Employees’ Pension Plan, effectively limit the amount payable to a participant under our Salaried Employees’ Pension Plan to the amount of benefit he or she would have received if his or her Average Earnings were $201,667. In addition, for those participants who were given past service credit for employment with Monsanto Company or Albright & Wilson, the monthly payments under our Salaried Employees’ Pension Plan are reduced by the amount of his or her accrued benefit payable under the pension plans maintained by those employers.
          A participant who has at least five years of Vesting Service, which includes all of our Named Executive Officers other than Mr. Genova, may retire and receive payments under our Salaried Employees’ Pension Plan at any time after he or she reaches 55 years of age. However, the monthly payment made to that participant is reduced by 0.25% times the number of months remaining before his or her normal retirement date unless the participant’s age plus years of Vesting Service equals at least 80. Mr. Crump is our only Named Executive Officer who meets this criteria. If a participant retires directly from active employment between the ages of 55 and 62, he or she is also entitled to a retirement supplement in the amount of $4 times his or her years of Vesting Service. In addition, effective as of January 1, 2008, each participant in our Salaried Employees’ Pension Plan may, once he or she has attained 62 years of age and has at least five years of Vesting Service, elect to take early retirement while continuing to work for us (“In-Service Retirement”). Under the In-Service Retirement option, a participant’s monthly benefit is determined in the same manner as if he or she had actually retired on that date.
          A participant in our Salaried Employees’ Pension Plan may also receive the equivalent of an undiscounted pension payment prior to reaching normal retirement age if he or she has at least 2-1/2 years of Vesting Service and his or her employment ends prior to his or her normal retirement date due to a long-term disability. The participant may not, however, receive this payment under our Salaried Employees’ Pension Plan if he or she is also receiving payments under our long-term disability plan.
          Pension Benefit Equalization Plan. Each of our salaried employees who is eligible to participate in our Salaried Employees’ Pension Plan is also eligible to participate in our Pension Benefit Equalization Plan. Our Pension Benefit Equalization Plan pays additional benefits to employees whose benefits under our Salaried Employees’ Pension Plan are limited as a result of specified limitations included in the Code. The amount of benefits payable under our Pension Benefit Equalization Plan is designed to eliminate the effect of these limitations on the aggregate annual pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the times we pay benefits under our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Pension Benefit Equalization Plan to cease benefit accruals for all participants.
          Supplemental Employee Retirement Plan. Each of our employees who is a part of management or is considered “highly compensated,” and is subject to limitations on the amount of pension plan benefits he or she may receive under the Code, is also eligible to participate in our Supplemental Employee Retirement Plan. Our Supplemental Employee Retirement Plan pays additional benefits to employees whose benefits under our Salaried Employees’ Pension Plan are limited as a result of his or her Average Earnings exceeding $201,667, or due to the removal of certain Social Security integration benefits from our Salaried Employees’ Pension Plan. The amount of benefits payable under our Supplemental Employee Retirement Plan is designed to eliminate the effect of these limitations on the aggregate pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the same time as when we pay benefits under our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Supplemental Employee Retirement Plan to cease benefit accruals for all participants.
          For our Named Executive Officers, the compensation covered by our three pension plans is reported under the salary column in the Summary Compensation Table appearing in this Proxy Statement (and similar types of compensation for prior calendar years). Assuming retirement at age 65, the annual retirement benefits payable to each Named Executive Officer, excluding Mr. Crump, who retired on May 27, 2008, and Mr. Genova who is not eligible to participate in our pension plan, under these plans would be:

			Net Payment
		Reduction for	Under Equalization
	Gross Payment	Payments	and Supplemental
	Under All Plans	Under Pension Plan	Plans

John R. Beaver	$23,224	$23,224	$0
Kenneth M. Hale	19,417	19,417	0
Paul C. Rostek	39,289	39,289	0
Walter B. Treybig	28,304	28,304	0
All of the benefits appearing in the pension benefits table are computed on the assumption that the Named Executive Officer elects to be paid on a single-life annuity basis and the payments are not subject to any deduction for Social Security or other similar offset amounts. However, our Supplemental Employee Retirement Plan does contain an alternative formula for determining benefits which includes a Social Security offset. We have never used this alternative formula to determine the amount of any benefits paid under our Supplemental Employee Retirement Plan.
Nonqualified Deferred Compensation
          As of December 31, 2008, none of our Named Executive Officers had any balances of nonqualified deferred compensation. In 2008, none of our Named Executive Officers made any contributions to nonqualified deferred compensation plans or programs, had any contributions made by us for them to any nonqualified deferred compensation plans or programs or realized any earnings on, made any withdrawals of or received any distributions on any nonqualified deferred compensation.

Other Retirement and Post-Employment Compensation
401(k) Savings and Investment Plan
          We maintain a Savings and Investment Plan (our “401(k) Plan”) for the benefit of all of our employees, including our current Named Executive Officers. Under our 401(k) Plan, participants may elect to contribute a portion of their base salaries into individual accounts on a pre-tax basis (up to statutory maximums), and may also contribute additional portions of their base salaries into their accounts on an after-tax basis (up to statutory maximums). We match each participant’s contributions into our 401(k) Plan on a dollar-for-dollar basis, up to 6% of the participant’s base salary. Each participant directs the investment of all contributions into his or her account among a slate of investment options chosen by our Employee Benefits Plans Committee (which is made up of members of senior management). Our stock is not one of the available investment options under our 401(k) Plan.
Key Employee Protection Plan
          On January 26, 2000, our Board approved the initial form of our Key Employee Protection Plan, which has subsequently been amended several times (our “Key Employee Protection Plan”). A copy of the current form of our Key Employee Protection Plan is attached as an Exhibit to our Form 10-K. Messrs. Beaver, Hale, Rostek and Treybig are the only current participants under our Key Employee Protection Plan and their respective multipliers and other variables for determining benefits have been set by our Compensation Committee. Our Compensation Committee is also authorized to designate additional members of our management or highly compensated employees as participants under our Key Employee Protection Plan and set their multipliers. Our Compensation Committee may terminate any participant’s participation under our Key Employee Protection Plan on 60 days’ notice if it determines that the participant is no longer one of our key employees.
          Under our Key Employee Protection Plan, a participant can only become eligible for benefits if his or her employment is terminated in specified ways and for specified reasons. That termination must either result from the participant resigning for “Good Reason” or the participant being terminated by us for any reason other than “Misconduct” or “Disability.” A termination by the participant is only considered to be for “Good Reason” if the participant resigns within 90 days after he or she acquires actual knowledge of any of the following actions or omissions by us:
•	we make a material change in his reporting responsibilities, titles or elected or appointed offices (excluding changes resulting from the participant’s death, disability or retirement);

•	we assign him duties or responsibilities that are materially inconsistent with his status, positions, duties, responsibilities or functions;

•	we reduce his compensation by a material amount;

•	we fail to maintain employee benefit plans, programs, arrangements and practices providing benefits to him that are, in the aggregate, as favorable as those under our current plans, programs, arrangements and practices (excluding changes or terminations that apply generally to all of our salaried work force and do not have a disparate impact on the participant);

•	we change the location of his principal place of employment by more than 75 miles;

•	we purport to terminate him for Misconduct or Disability in a manner not consistent with our Key Employee Protection Plan; or

•	we purport to terminate his participation in our Key Employee Protection Plan (unless our Compensation Committee determines in good faith he is no longer one of our key employees and follows the procedures for termination set out in our Key Employee Protection Plan).
However, changes in a participant’s reporting responsibilities, titles or elected or appointed offices, assignments of duties or responsibilities to the participant and reductions in the participant’s compensation will not constitute Good Reason if our action was isolated and inadvertent and not taken in bad faith and we promptly remedy the issue after receiving notice from the participant.
          A participant is also entitled to benefits under our Key Employee Protection Plan if we terminate him for any reason other than Misconduct or Disability. “Misconduct” under our Key Employee Protection Plan covers only specified actions or omissions by the participant and is limited to:
•	acts of dishonesty or gross misconduct that are demonstrably injurious to us (monetarily or otherwise) in any material respect;

•	the failure to comply with our published policies relating to alcohol and drugs, harassment or compliance with laws;

•	the failure to comply with any of our other policies if that failure continues unremedied for 30 days after receiving written notice of the failure;

•	the willful failure to comply with any lawful and ethical directions and instructions of our Board or our Chief Executive Officer;

•	the refusal or willful failure by the participant to perform, in any material respect, his duties if that failure is not caused by disability or incapacity and continues unremedied for 30 days after receiving written notice of that failure;

•	a conviction for a felony offense; or

•	any willful conduct that prejudices, in any material respect, our reputation in our fields of business, with the investment community or with the public at large if the participant knew, or should have known, that his conduct could have that result.
However, acts and failures to act are not considered “willful” if done or not done in good faith and with the reasonable belief that the action or omission was in our best interests. “Disability” under our Key Employee Protection Plan is limited to a physical or mental condition that, in the opinion of a licensed physician reasonably acceptable to us and the participant, prevents the participant from being able to perform his job responsibilities, has continued for at least 180 days during any period of 12 consecutive months and is reasonably expected to continue. In order to terminate a participant for Misconduct or Disability, we must give the participant written notice of termination specifying his termination date, stating that the termination is for Misconduct or Disability and setting forth the facts and circumstances deemed to be Misconduct or to result in a finding of Disability.
          If a participant’s employment with us is terminated in a way that results in him being eligible for benefits under our Key Employee Protection Plan, the participant is entitled to a lump sum payment. The amount of the lump sum payment is determined by multiplying the participant’s multiplier by the sum of his highest annual base salary during the last three years plus his current Bonus Target under our Bonus Plan. This amount is reduced, however, by the amount of any other separation, severance or termination payments received from us under any of our other plans or which we are required to pay by law. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” occurs within a specified period before or after the date of termination. If a Change of Control has not (and does not) occur within that specified period, the participant’s applicable multiplier is reduced by 50%. However, if the higher lump sum payment is payable in connection with a Change of Control, the incremental amount is subject to repayment by the participant if the participant, within one year after his termination, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of styrene, acrylonitrile or acetic acid anywhere in the world. The precise amount repaid by the participant is a percentage of the incremental amount determined by dividing the number of days left in the one-year restricted period when he first engages in the competitive activity by 365.
          Under our Key Employee Protection Plan, a Change of Control can occur through individuals acquiring our securities, changes in the membership of our Board, participation by us in major corporate transactions or upon our dissolution. Specifically, under our Key Employee Protection Plan, a “Change of Control” occurs if:
•	any individual, entity or group acquires, in the aggregate, beneficial ownership of 50% or more of the combined voting power of our then outstanding securities that vote generally in the election of directors (“Voting Securities”), if:
o	the individual, entity or group is not Resurgence or any of its or its affiliates’ managed funds or accounts (the “Resurgence Group”) or one or more of our employee benefit plans; and

o	the acquisition is not made through an Excluded Transaction (defined below);
•	a majority of the members of our Board were not one of our directors on March 12, 2004 or directors whose election or nomination for election was approved by those directors and all previously approved new directors (our “Incumbent Board”), although, for this purpose, anyone who initially became one of our directors in connection with an actual or threatened contested election of directors or contested removal of directors, or an actual or threatened solicitation of proxies or consents, is not considered to be a member of our Incumbent Board, irrespective of any approval given by our Incumbent Board;

•	we are involved in a reorganization, merger, statutory share exchange, consolidation or similar corporate transaction, we dispose of our assets or we acquire the assets or stock of another entity and the transaction is not an “Excluded Transaction” which, for this purpose, means a transaction where, after the transaction:
o	the beneficial holders of our outstanding Voting Securities prior to the transaction beneficially own more than 50% of the outstanding Voting Securities of the corporation that results from the transaction or that owns our assets after the transaction, in substantially the same proportions as their pre-transaction ownership;

o	no individual, entity or group (other than the Resurgence Group or one of our employee benefit plans) beneficially owns 50% or more of the Voting Securities of any corporation that results from the transaction; and

o	at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of our Incumbent Board at the time the initial documentation for the transaction was signed or the time the transaction was approved by our Board; or
•	our stockholders or other relevant stakeholders approve our complete liquidation or dissolution.
Whether a participant is eligible for the higher lump sum payment associated with a Change of Control depends on whether his termination occurred within his “Protection Period.” Each participant’s Protection Period starts 180 days prior to the date on which the Change of Control occurs and ends two years after the date on which the Change of Control occurs.
          If each of our Named Executive Officers that is a participant in our Key Employee Protection Plan terminated his employment for Good Reason on December 31, 2008, or was terminated by us for any reason other than Misconduct or Disability on that date, he would be paid the following lump sum amounts under our Key Employee Protection Plan:

				Change of	Non-Change
				Control	of Control
				Payment	Payment
		Bonus	Applicable	Under the	Under the
	Base Salary	Target	Multiplier	KEP Plan(1)	KEP Plan(2)
John R. Beaver	$223,250	$89,300	2.00	$625,100	$312,550
Kenneth M. Hale	243,500	97,400	2.00	681,800	340,900
Paul C. Rostek	230,750	92,300	2.00	646,100	323,050
Walter B. Treybig	213,000	85,200	2.00	596,400	298,200

(1)	Payment if a Change of Control occurred between December 31, 2006 and December 31, 2008 or occurs on or before June 29, 2010.

(2)	Payment if no Change of Control occurred between December 31, 2006 and December 31, 2008 or occurs before June 29, 2010.
          In addition to the lump sum payment, each participant eligible for benefits under our Key Employee Protection Plan is entitled to receive his accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), that participant will continue to be covered by all of our life, medical and dental insurance plans and programs (other than disability), as long as he makes a timely COBRA election and pays the regular employee premiums required under our plans and programs and by COBRA. In addition, our obligation to continue to provide coverage under our plans and programs to a participant ends if and when that participant becomes employed on a full-time basis by a third party which provides the participant with substantially similar benefits. If each of our Named Executive Officers that is a participant in our Key Employee Protection Plan terminated his employment for Good Reason or was terminated by us for any reason other than Misconduct or Disability on December 31, 2008, the value of these life, medical and dental insurance benefits would have been:

John R. Beaver	$44,951
Kenneth M. Hale	45,186
Paul C. Rostek	45,037
Walter B. Treybig	33,371
          If any payment or distribution under our Key Employee Protection Plan to a participant is subject to excise tax pursuant to Section 4999 of the Code, the participant is also entitled to receive a gross-up payment from us in an amount such that, after payment by the participant of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Code. However, the maximum amount of any gross-up payment is 25% of the sum of the participant’s highest annual base compensation during the last three years plus the participant’s Bonus Target under our Bonus Plan for the year of payment.
          We may terminate our Key Employee Protection Plan at any time and for any reason but a termination will not become effective until 90 days after we give the participants notice of the termination. In addition, we may amend our Key Employee Protection Plan at any time and for any reason, but any amendment that reduces, alters, suspends, impairs or prejudices the rights or benefits of any participant in any material respect will not become effective as to that participant until 90 days after we give him or her notice of the amendment. No termination of our Key Employee Protection Plan, or any of these types of amendments, will be effective with respect to any participant if the termination or amendment is related to, in anticipation of or during the pendency of a Change of Control, is for the purpose of encouraging or facilitating a Change of Control or is made within 180 days prior to any Change of Control. Finally, no termination or amendment of our Key Employee Protection Plan can affect the rights or benefits of any participant that were accrued at the time of termination or amendment, or that accrue later due to a Change of Control that occurs prior to the termination or amendment or within 180 days after the termination or amendment.
Employment Agreement – John V. Genova
          Mr. Genova’s employment as our President and Chief Executive Officer is governed by an Employment Agreement (the “Employment Agreement”) dated effective as of May 27, 2008, a copy of which is filed as an Exhibit to our Form 10-K. Under the Employment Agreement, Mr. Genova earns a base salary initially set at $395,000 per year (subject to annual increases at the discretion of our Board) and he participates in our bonus and incentive plans and all of our other employee benefit plans made available to our senior executives generally. In addition, when Mr. Genova signed the Employment Agreement, we granted Mr. Genova options to acquire 120,000 shares of our Common Stock at an exercise price of $31.60 per share. These options, which were granted under our Existing 2002 Stock Plan, have a ten-year term and will vest and become exercisable in three equal, annual installments, with the first installment vesting and becoming exercisable on May 27, 2009 (subject to Mr. Genova’s continued employment with us on each applicable vesting date).
          Under the Employment Agreement, Mr. Genova is eligible for severance benefits if his employment is terminated in specified ways and for specified reasons. That termination must either result from the expiration of the term of the Employment Agreement, Mr. Genova resigning for “Good Reason” or Mr. Genova being terminated by us without “Cause” (as these terms are defined in the Employment Agreement). The Employment Agreement is initially for a three–year term with automatic one-year extensions each year unless we elect to stop the automatic extensions. If Mr. Genova’s employment with us is terminated in a way that results in his being eligible for severance benefits under the Employment Agreement, Mr. Genova is entitled to a lump sum payment determined by multiplying his annual base salary plus his “Target Bonus” (as defined in the Employment Agreement) by 2.75. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” (as defined in the Employment Agreement) occurred during the period starting two years prior to the termination of his employment and ending 180 days after the date of the termination of his employment. If a Change of Control has not (and does not) occur within that period, the amount of the lump sum payment is reduced by 50%. However, if the lump sum payment is payable in connection with a Change of Control, up to 50% of the lump sum payment is subject to repayment by Mr. Genova if he, within one year after the termination of his employment, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of acetic acid, propylene, biodiesel or renewable fuels anywhere in Texas or any of its contiguous states. Currently, if Mr. Genova terminated his employment for Good Reason or was terminated by us for Cause, he would be paid a lump sum amount equal to $2,172,500 if a Change of Control occurs during his protection period or $1,086,250 if no Change of Control occurs during his protection period.
          In addition to the lump sum payment, Mr. Genova would also be entitled to his accrued but unpaid salary, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 18 months, Mr. Genova (and the members of his family who are currently eligible to receive benefits under our primary group medical plan) would continue to be covered by all of our life, health care, medical and dental insurance plans and programs (excluding disability) to the extent we continue to provide such coverage to our senior executives generally, as long as he makes a timely COBRA election and pays the regular employee premiums required under our plans and programs. In addition, our obligation to continue to provide coverage under our plans and programs with respect to any particular type of plan or program ends if and when Mr. Genova becomes eligible for similar coverage under a subsequent employer’s plan without being subject to any preexisting-condition exclusion under that plan. If Mr. Genova had terminated his employment for Good Reason or had been terminated by us without Cause on December 31, 2008, the value of these life, medical and dental insurance benefits would have been $35,534.
          If any payment or distribution to Mr. Genova under the Employment Agreement is subject to excise tax pursuant to Section 4999 of the Code, he is also entitled to receive a gross-up payment from us in an amount such that, after payment by Mr. Genova of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the lesser of (i) the excise tax imposed under Section 4999 of the Code and (ii) 25% of the sum of Mr. Genova’s annual base compensation plus his Bonus Target under our Bonus Plan for the year of payment.

Director Compensation
          In 2008, none of our directors was paid any form of compensation other than fees earned or paid in cash, which we paid in the following amounts:

	Fees Earned or
	Paid In Cash(1)	Total
Richard K. Crump(2)	$47,000	$47,000
John V. Genova(3)	0	0
Steven L. Gidumal(4)	29,000	29,000
John W. Gildea	90,000	90,000
Byron J. Haney(4)	67,000	67,000
Karl W. Schwarzfeld(4)	54,000	54,000
Philip M. Sivin(4)	51,000	51,000
Dr. Peter T.K. Wu	77,000	77,000

(1)	Includes amounts paid for attendance as a member at meetings of the following Committees:

Richard K. Crump	Environmental, Health & Safety Committee
Independent Committee

Steven L. Gidumal	Compensation Committee

John W. Gildea	Audit Committee
Compensation Committee (Chairman)
Corporate Governance Committee
Independent Committee

Byron J. Haney	Audit Committee (Chairman)

Karl W. Schwarzfeld	Compensation Committee

Dr. Peter T.K. Wu	Corporate Governance Committee (Chairman)
Environmental, Health & Safety Committee
Independent Committee

(2)	Mr. Crump was one of our employees until May 27, 2008 and, consequently, was not paid any compensation for his service as a director prior to his retirement as our Chief Executive Officer and President on May 27, 2008.

(3)	Mr. Genova is one of our employees and, consequently, is not paid any compensation for his service as a director.

(4)	All compensation for service as a director earned by Messrs. Haney, Schwarzfeld and Sivin, who are employees of Resurgence or its affiliates, was paid to Resurgence pursuant to established policies of Resurgence. While serving on our Board of Directors, Mr. Gidumal was an employee of Resurgence and, as such, his fees for services as a director were paid to Resurgence.
          Each of our non-employee directors is paid an annual retainer of $30,000 and an attendance fee of $3,000 for each Board meeting, whether held in person or telephonically. Additionally, directors serving on our Board Committees (other than our Independent Committee) receive attendance fees of $2,000 for each Committee meeting held in person and $1,000 for each telephonic Committee meeting. Directors serving on our Independent Committee were paid a one-time retainer of $10,000 ($15,000 for the Chairman) but do not receive any additional attendance fees for meetings of the Independent Committee. Our Board members who are also our employees do not receive any retainers or attendance fees, although all of our directors are reimbursed for their travel expenses related to their services as a director. With the exception of compensation paid to, and stock-based awards granted to, Mr. Genova in his capacity as our President and Chief Executive Officer (and to Mr. Crump in his capacity as our Chief Executive Officer and President prior to his retirement), we have never granted any stock, options or other equity-based awards to any of our current directors, and our current directors have never participated in any of our non-equity incentive plans, pension plans or other non-qualified compensation plans. As described above under “Indemnification Agreements,” we have entered into indemnification agreements with each of our directors.

Security Ownership of Principal Stockholders and Management
          The following table sets forth certain information regarding the beneficial ownership of our Preferred Stock and Common Stock as of March 6, 2009 by (i) each of our directors and each person nominated to become one of our directors, (ii) each of our Named Executive Officers, (iii) each person known by us to be the beneficial owner of more than 5% of our outstanding Preferred Stock or Common Stock and (iv) all of our directors and executive officers as a group. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Unless otherwise noted, the mailing address of each such beneficial owner is 333 Clay Street, Suite 3600, Houston, Texas 77002-4312. We believe, based on information provided by the beneficial owners listed below, that the named beneficial owner has sole voting power and sole investment power with respect to the shares shown below, except to the extent that power is shared with such person’s spouse pursuant to applicable law.

	Shares of	Percentage	Certain	Percentage	Shares of	Percentage
	Preferred	of	Common	of Certain	Common	of All
	Stock	Outstanding	Stock	Outstanding	Stock	Outstanding
	Beneficially	Preferred	Beneficially	Common	Beneficially	Common
Name	Owned	Stock	Owned(1)	Stock(1)	Owned(2)	Stock(2)
John V. Genova	0	0%	0	0%	0	0%
Richard K. Crump(3)	0	0%	120,000	*	120,000	*
John W. Gildea	0	0%	0	0%	0	0%
Byron J. Haney(4)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Karl W. Schwarzfeld(4)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Philip M. Sivin(4)(5)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Dr. Peter Ting Kai Wu	0	0%	0	0%	0	0%
John R. Beaver(3)	0	0%	24,167	*	24,167	*
Kenneth M. Hale(3)	0	0%	27,500	*	27,500	*
Paul C. Rostek(3)	0	0%	27,500	*	27,500	*
Walter B. Treybig(3)	0	0%	25,000	*	25,000	*
Resurgence Asset Management, L.L.C.(5)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Resurgence Asset Management International, L.L.C.(5)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Re/Enterprise Asset Management, L.L.C.(5)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Martin D. Sass(5)	5,538,646	98.8%	1,570,255	55.5%	7,108,901	85.0%
Avenue Capital Management II, L.P.(6)	0	0%	428,471	15.1%	428,471	5.1%
Merrill Lynch, Pierce, Fenner & Smith, Incorporated(7)	0	0%	217,430	7.7%	217,430	2.6%
Northeast Investors Trust(8)	0	0%	250,827	8.9%	250,827	3.0%
Directors and current executive officers as a group (13 persons)(3) through (5)	5,538,646	98.8%	1,794,422	58.8%	7,333,068	85.4%

*	Less than 1%

(1)	Includes outstanding shares of Common Stock and shares of Common Stock issuable upon exercise of options, but excludes shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(2)	Includes outstanding shares of Common Stock, shares of Common Stock issuable upon exercise of options and shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(3)	Represents shares of our Common Stock issuable upon exercise of options granted under our Existing 2002 Stock Plan which are or will become exercisable within 60 days of March 6, 2009.

(4)	Represents shares of our Preferred Stock and shares of our Common Stock that are beneficially owned by funds and accounts managed by Resurgence and its affiliates (see Note 5). Mr. Haney is Managing Director and Chief Investment Officer of Resurgence and Messrs. Schwarzfeld and Sivin are Vice Presidents of Resurgence. As such, Messrs., Haney, Schwarzfeld and Sivin may be deemed to have beneficial ownership of such shares. Each of Messrs. Haney, Schwarzfeld and Sivin disclaims beneficial ownership of all such shares.

(5)	Includes (a) 2,964.896 shares of our Preferred Stock (convertible in to 2,964,896 shares of our Common Stock) and 837,562 shares of our Common Stock that may be deemed to be beneficially owned by Resurgence, (b) 828.524 shares of our Preferred Stock (convertible in to 828,524 shares of our Common Stock) and 235,484 shares of our Common Stock that may be deemed to be beneficially owned by Resurgence Asset Management International, L.L.C. (“RAMI”) and (c) 1,745.227 shares of our Preferred Stock (convertible in to 1,745,227 shares of our Common Stock) and 497,212 shares of our Common Stock that may be deemed to be beneficially owned by Re/Enterprise Asset Management, L.L.C. (“REAM”). Mr. Sass serves as Chairman and Chief Executive Officer of Resurgence, RAMI and REAM and, as such, may be deemed to beneficially own all of these securities. Mr. Sivin is Mr. Sass’s son-in-law and, as such, may be deemed to beneficially own all of these securities. Each of Messrs. Sass and Sivin disclaims beneficial ownership of all of these securities. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder.

In its capacity as investment advisor, Resurgence exercises voting and investment power over our securities held for the accounts of M.D. Sass Corporate Resurgence Partners, L.P. (“Resurgence I”), M.D. Sass Corporate Resurgence Partners II, L.P. (“Resurgence II”), M.D. Sass Corporate Resurgence Partners III, L.P. (“Resurgence III”) and the Resurgence Asset Management, L.L.C. Employment Retirement Plan (the “Plan”). Accordingly, Resurgence may be deemed to share voting and investment power with respect to our securities held by Resurgence I, Resurgence II, Resurgence III and the Plan.

In its capacity as investment advisor, RAMI exercises voting and investment power over our securities held for the account of M.D. Sass Corporate Resurgence International, Ltd. (“Resurgence International”) and M.D. Sass Re/Enterprise International, Ltd. (“Sass International”). Accordingly, RAMI may be deemed to share voting and investment power with respect to our securities held by Resurgence International and Sass International.

In its capacity as investment advisor, REAM exercises voting and investment power over our securities held for the accounts of two employee pension plans (the “Pension Plans”), the M.D. Sass Associates, Inc. Employee Profit Sharing Plan (the “Sass Employee Plan”), M.D. Sass Re/Enterprise Portfolio Company, L.P. (“Re/Enterprise”) and M.D. Sass Re/Enterprise II, L.P. (“Re/Enterprise II”). Accordingly, REAM may be deemed to share voting and investment power with respect to our securities held by each of the Pension Plans, the Sass Employee Plan, Re/Enterprise and Re/Enterprise II.

In addition, funds which have invested side-by-side with funds managed by Resurgence, RAMI and REAM beneficially own in the aggregate 68.058 shares of our Preferred Stock (convertible in to 68,058 shares of our Common Stock) and 19,288 shares of our Common Stock.

The mailing address of each of Messrs. Haney, Schwarzfeld and Sivin, Mr. Sass, Resurgence, RAMI and REAM is 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

The foregoing information is based on the Schedule 13D filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on December 19, 2002, as amended by (A) Schedule 13D/A, Amendment No. 1, filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 13, 2004, (B) Schedule 13D/A, Amendment No. 2, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on June 25, 2004, (C) Schedule 13D/A, Amendment No. 3, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 14, 2005, (D) Schedule 13D/A, Amendment No. 4, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 8, 2005, (E) Schedule 13D/A,

Amendment No. 5, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 2, 2006, (F) Schedule 13D/A, Amendment No. 6, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 28, 2007 and (G) Schedule 13D/A, Amendment No. 7, filed by Martin D. Sass, Resurgence, RAMI, REAM and Sass Management with the Securities and Exchange Commission on March 10, 2008 and additional information to Sterling.

(6)	Collectively, these securities are held by Avenue Investments, L.P., a Delaware limited partnership, Avenue Special Situations Fund V, L.P., a Delaware limited partnership, Avenue Special Situations Fund IV, L.P., a Delaware limited partnership, Avenue Special Situations Fund II, L.P., a Delaware limited partnership, Avenue-CDP Global Opportunities Fund, L.P., a Cayman Islands exempted limited partnership, and Avenue International Master, L.P., a Cayman Islands exempted limited partnership (collectively, the “Avenue Entities”). Avenue Special Situations Fund V, L.P. is the only Avenue Entity that holds more than 5% of the shares of our Common Stock. Avenue Capital Partners V, LLC is the General Partner of Avenue Special Situations Fund V, L.P. GL Partners V, LLC is the Managing Member of Avenue Capital Partners V, LLC and Marc Lasry is the Managing Member of GL Partners V, LLC. Avenue Capital Management II, L.P. is an investment adviser to each of the Avenue Entities. Avenue Capital Management II GenPar, LLC is the General Partner of Avenue Capital Management II, L.P. and Marc Lasry is the Managing Member of Avenue Capital Management II GenPar, LLC. This information is based on the Schedule 13G filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry with the Securities and Exchange Commission on May 30, 2007, as amended by (i) Schedule 13G/A, Amendment No. 1, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on November 26, 2007, (ii) Schedule 13G/A, Amendment No. 2, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on March 11, 2008 and (iii) Schedule 13G/A, Amendment No. 3, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on February 12, 2009. The mailing address of each of the Avenue Entities and of Marc Lasry is c/o Avenue Capital Management II, L.P., 535 Madison Avenue, 15th Floor, New York, New York 10022.

(7)	The mailing address of Merrill Lynch, Pierce, Fenner & Smith, Incorporated is 4 World Financial Center, 250 Vesey Street, New York, New York 10080. This information is based on the Schedule 13G filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 13, 2006, as amended by Schedule 13G/A, Amendment No. 1, filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 17, 2009.

(8)	The mailing address of Northeast Investors Trust is 150 Federal Street, Boston, Massachusetts 02110. This information is based on the Schedule 13G filed by Northeast Investors Trust with the Securities and Exchange Commission on February 13, 2003, as amended by Schedule 13G/A, Amendment No. 1, filed by Northeast Investors Trust with the Securities and Exchange Commission on January 19, 2007.
None of the shares listed in the Beneficial Ownership Table have been pledged by any of our Named Executive Officers, directors or director nominees. We are not aware of any of our significant stockholders pledging any of the shares listed in the Beneficial Ownership Table in a manner that may result in a change of control. We do not have any director qualifying shares.

Related Person Transactions
Transactions
          Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. Currently, Resurgence has beneficial ownership of 98.8% of our Preferred Stock and 55.5% of our Common Stock, representing ownership of 85% of the total voting power of our equity. Each share of our Preferred Stock is currently convertible at the option of the holder thereof at any time into 1,000 shares of our Common Stock, subject to adjustments. The holders of our Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but in any event not less than a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity. As a result, Resurgence has the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. In addition, our shares of Preferred Stock, almost all of which are beneficially owned by Resurgence, carry a cumulative dividend rate of 4% per quarter, payable in additional shares of Preferred Stock. Each dividend paid in additional shares of our Preferred Stock has a dilutive effect on our shares of Common Stock and increases the percentage of the total voting power of our equity beneficially owned by Resurgence. We issued an additional 814.069 shares of our Preferred Stock (convertible into 814,069 shares of our Common Stock) in dividends for 2008, which represents 9.7% of the current total voting power of our equity securities and carries an aggregate liquidation value of $11,228,543, and we issued an additional 695.874 shares of our Preferred Stock (convertible into 695,874 shares of our Common Stock) in dividends for 2007. Since the initial issuance of our Preferred Stock, we have issued an additional 3,431.704 shares of our Preferred Stock (convertible into 3,431,704 shares of our Common Stock) in dividends, which represents 40.7% of the current total voting power of our equity securities and carries an aggregate liquidation value of $47,333,871. Three of our directors, Messrs. Haney, Schwarzfeld and Sivin, are currently employed by Resurgence or its affiliates. In addition, one of our former directors, Steven L. Gidumal, was employed by Resurgence during the period he served as a director on our Board. Pursuant to established policies of Resurgence, all director compensation earned by these directors was paid to Resurgence. During 2008 and 2007, we paid Resurgence an aggregate amount equal to $201,000 and $150,000, respectively, for director compensation earned by Messrs. Gidumal, Haney, Schwarzfeld and Sivin.
Approval Process for Related Person Transactions and Other Conflicts of Interest
          Approval of related person transactions and other conflicts of interest is governed by our Code of Ethics and Conduct, the Charter of our Corporate Governance Committee and our Governance Principles.
          Our Code of Ethics and Conduct. Under our Code of Ethics and Conduct, each of our directors, officers and employees is restricted from being subject, or even appearing to be subject, to influences, interests or relationships that conflict with our best interests. Specifically, our officers and directors are prohibited from having any conflict of interest unless the underlying transaction or relationship has been specifically approved by our Board in accordance with Delaware law and other applicable laws. Our Code of Ethics and Conduct lists certain circumstances and situations that are always considered to involve a conflict of interest, including where one of our directors, officers or employees (or any other person having a close personal relationship with him or her, such as a family member, in-law, business associate or person living in the same household):
•	obtains a significant financial or other beneficial interest in one of our suppliers, customers or competitors;

•	engages in a significant personal business transaction involving us for profit or gain;

•	accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from one of our suppliers, customers or competitors;

•	participates in any sale, loan or gift of our property; or

•	learns of a business opportunity through association with us and discloses that opportunity to a third party or invests in that opportunity without first offering us the right to invest in or otherwise participate in that opportunity.
Each of our directors and officers, and each of our employees who has the authority to direct or influence the use or disposition of any significant amount of our funds or other assets, is required to certify to us annually that he or she is in full compliance with the provisions of our conflict of interest policy (or disclose any potential or actual conflicts with those provisions). Our directors make this certification each year through their director and officer questionnaires sent to them in advance of preparing our proxy statement. The rest of our employees, including each of our current Named Executive Officers, make this certification each year as a part of our annual ethics training program.
          Our Corporate Governance Committee and Our Governance Principles. Under the Charter for our Corporate Governance Committee, our Corporate Governance Committee considers all questions of independence of our Board members and possible conflicts of interest between us and one or more of our Board members or senior executives. If a conflict of interest issue arises involving one of our directors or senior executive officers, our Corporate Governance Committee makes a recommendation to our Board with respect to how that conflict of interest should be resolved. As part of its duties, our Corporate Governance Committee also acts on behalf of our Board in overseeing all material aspects of our compliance functions, including the development and revision of corporate governance guidelines and principles for adoption by our Board. Our General Counsel is in charge of our compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance matters by our officers and other employees. Through our Governance Principles, which were adopted by our Board on the recommendation of our Corporate Governance Committee, our Board expressed its expectation that all of our directors, officers and employees will act ethically at all times and comply with our Code of Ethics and Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Corporate Governance Principles require each of our directors to report any actual or potential conflict of interest that may arise for that director to our Corporate Governance Committee and our General Counsel, and to recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interest. Our Board is authorized to consider and resolve any issues involving a potentially interested director without that director’s participation, and may exclude that director from consideration of specified Board matters. Our Board is also authorized to consider and resolve any conflict of interest questions involving our Chief Executive Officer or any of our Senior Vice Presidents. Our Chief Executive Officer is authorized to consider and resolve any conflict of interest questions involving any of our other officers, with appropriate observation of the principles and policies set by our Board.
          As the payment of the fees and expenses of Resurgence and the other items involving Resurgence referred to in “Transactions” above did not present a conflict of interest between us and any of our directors, officers or employees, our procedures and policies described above did not require a review of those transactions.

Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires our officers, directors and anyone who beneficially owns more than 10% of our Common Stock to file various reports with the Securities and Exchange Commission regarding their ownership of, and transactions in, our equity securities, and to furnish us with copies of those reports. Based solely on our review of copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during 2008.
Stockholder Proposals For Next Year’s Annual Meeting
          In order for a stockholder proposal to be included in our proxy statement for our annual meeting to be held in 2010, the proposal must be submitted before November 24, 2009 to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. In order for a stockholder proposal that is not requested to be included in that proxy statement to be brought before our 2010 annual meeting of stockholders, the proposal must be submitted on or after December 1, 2009 but no later than January 30, 2010 to the same address. If a proposal is received after that date, proxies for our 2010 annual meeting of stockholders may confer discretionary authority to vote on that matter without discussion of the matter in the proxy statement for our 2010 annual meeting of stockholders.
Householding of Annual Meeting Materials
          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. We and some brokers may household proxy materials, delivering a single proxy statement to multiple security holders sharing an address unless contrary instructions have been received from the affected security holders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your securities are held in a brokerage account or us if you hold registered securities. You can notify us by sending a written request to Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002, Attention: Corporate Secretary.
*          *          *

          Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required for mailing in the United States.
By Order of the Board of Directors
/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary
Houston, Texas
March 24, 2009

Annex A
Second Amended and Restated 2002 Stock Plan
Sterling Chemicals, Inc.
Second Amended and Restated
2002 Stock Plan
Effective as of November 7, 2008

STERLING CHEMICALS, INC.
SECOND AMENDED AND RESTATED
2002 STOCK PLAN
Preliminary Statements
A.	Sterling Chemicals, Inc., a Delaware corporation (the “Company”), has previously adopted that certain Amended and Restated 2002 Stock Plan (the “Existing Plan”).

B.	Pursuant to Sections 2 and 20 of the Existing Plan, the Committee (as defined in the Existing Plan) has the right to amend the Existing Plan from time to time, subject to specified limitations.

C.	The Company desires to amend the Existing Plan in certain respects and to restate the Existing Plan, as so amended, in its entirety.

D.	This Amended and Restated 2002 Stock Plan is intended as good faith compliance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and is to be construed in accordance with Section 409A and any guidance issued thereunder.
          Now, Therefore, the Existing Plan is hereby amended and restated, effective as of November 7, 2008, to read in its entirety as follows:
          1. Purpose. The Sterling Chemicals, Inc. Second Amended and Restated 2002 Stock Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, the Company and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined in Section 4 below) described herein. Capitalized terms are defined when first used, as described in the Index of Defined Terms at the end of this document.
          2. Administration. (a) Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee of the Board of Directors of the Company, the “Compensation Committee”) and shall be comprised, unless otherwise determined by the Company’s Board of Directors, of not less than two members. During any period when the Company is subject to Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Committee shall be a “Non-Employee Director” within the meaning of such Rule, and during any period when the Company is subject to Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, each member of the Committee shall be an “outside directors” within the meaning of such Section. For purposes of the Plan, the Compensation Committee shall serve as the Committee hereunder; provided, however, that during any period when the Compensation Committee is not comprised solely of Non-Employee Directors, the Board of Directors of the Company shall serve as the Committee hereunder.
          (b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.
          (c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify

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members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
          (d) Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.
          3. Participants. Participants will consist of such officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.
          4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards and (d) Stock Units (each as described below, and collectively, the “Benefits”). Stock Awards and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.
          5. Common Stock Available Under the Plan. (a) Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 1,379,747 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 1,379,747 (subject to adjustments made in accordance with Section 12 hereof).
          (b) Additional Shares. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares subject to Stock Awards or Stock Units which are forfeited, or any shares delivered to the Company as part or full payment for the exercise of a Stock Option, Stock Appreciation Right or Stock Award or any related tax withholding or other sums due (including by the withholding of shares of Common Stock for which a Stock Option, Stock Appreciation Right or Stock Award is exercisable) shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.
          (c) Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award. Any shares of Common Stock underlying any grant or

A-ii

award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 5(a) above.
          6. Stock Options. (a) Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:
          (b) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price of a Stock Option granted hereunder shall not be less than 100% of the Fair Market Value (as defined in Section 15) of a share of Common Stock on the date of grant.
          (c) Payment of Exercise Price. The option exercise price may be paid in cash or by the withholding of shares of Common Stock for which a Stock Option is exercisable. Additionally, the Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.
          (d) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Options may be extended beyond such period but no later than one year after the participant’s death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.
          (e) Restoration of Stock Options. The Committee may, at the time of grant of an option, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.
          (f) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation ) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. No Incentive Stock Option may be exercised later than ten years after the date it is granted.
          (g) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

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          7. Stock Appreciation Rights. (a) Generally. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.
          (b) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable (i) earlier than the date of death or disability of the participant, the date of the participant’s termination of employment or service with the Company and its subsidiaries or affiliates or a fixed date set forth in such right at the date of grant nor (ii) later than ten years after the date it is granted. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.
          8. Stock Awards. (a) Generally. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. A Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor; provided, however, that the purchase price established for the shares of Common Stock subject to a Stock Award granted hereunder shall not be less than 100% of the Fair Market Value of such shares of Common Stock on the date of grant. Any right to acquire the shares under the Stock Award that is not exercised by the participant within 30 days after the grant is communicated shall automatically expire.
          (b) Payment of the Purchase Price. If the Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.
          (c) Additional Terms. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.
          (d) Rights as a Shareholder. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.
          9. Stock Units. (a) Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (d) below) to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (d) below).
          (b) Settlement of Stock Units. Upon vesting of a Stock Unit, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock

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Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.
          (c) Definitions. A “Stock Unit” means a notional account representing one share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.
          10. Performance-Based Awards. (a) Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.
          (b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth;  (v) market share; (vi) operating profit (before or after taxes); (vii) expense targets; (viii) working capital targets, including those relating to inventory and/or accounts receivable; (ix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (x) earnings before or after taxes, interest, depreciation and/or amortization, whether or not adjusted; (xi) gross or operating margins; (xii) productivity ratios; (xiii)  margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) measures of economic value added; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) debt levels and net debt; (xxi) timely launch of new facilities; (xxii) client retention; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv)  objective measures of personal targets, goals or completion of projects; (xxvi) market share; (xxvii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (xxviii) planning accuracy (as measured by comparing planned results to actual results); (xxix) share price (including, but not limited to, growth measures and total stockholder return); (xxx) environmental, health and safety performance; and (xxxi) business development activities. Any one or more of the business criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more affiliates as a whole or any business unit(s) of the Company and/or one or more affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above business criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
          (c) Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed).
          (d) Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.
          (e) Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.
          11. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by

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the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.
          12. Adjustment Provisions; Change in Control. (a) Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.
          (b) Modification of Benefits. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.
          (c) Effect of a Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (d) below) of the Company, all then outstanding Stock Options, Stock Appreciation Rights and Stock Units shall immediately vest and become exercisable and any restrictions on Stock Awards or Stock Units shall immediately lapse. Thereafter, all Benefits shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

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          (d) Definitions. For purposes of this Section 12, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
     (i) Any person (as such term us used in Section 13(d) of the Exchange Act, other than one or more trusts established by the Company for the benefit of employees of the Company or its subsidiaries) and other than Resurgence Asset Management, L.L.C. or any affiliates thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Common Stock or 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (the Company Stock, together with any such securities, the “Voting Securities”); or
     (ii) The Company’s Board of Directors shall approve a sale, lease, exchange or transfer of all or substantially all of the property and assets of the Company, and such transaction shall have been consummated; or
     (iii) The Company’s Board of Directors shall approve any merger or consolidation of the Company which will result in the holders of the Voting Securities of the Company immediately prior to such merger or consolidation owning less than a majority of the Voting Securities of the surviving entity immediately following such transaction, and such transaction shall have been consummated.
Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and any event listed in (i) or (ii) above that the Company’s Board of Directors determines not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company, and (B) with respect to any Benefit that is subject to Section 409A of the Code, a “Change of Control” shall occur only to the extent that the definition of “Change of Control” set forth above may be interpreted to be consistent with Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
          13. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.
          14. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.
          15. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, “Fair Market Value” shall be the closing price of the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair

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market value of the Common Stock of the Company. In making any determination of Fair Market Value, the Committee shall endeavor to comply with Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder and in so doing shall be entitled to rely on the advice of the Company’s counsel and other advisors.
          16. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
          17. Tenure. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.
          18. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
          19. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          20. Duration, Amendment and Termination. No Benefit shall be granted after December 31, 2018. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that no amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan if approval by the stockholders of the Company is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); (iii) increase either of the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5 hereof; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.
          21. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

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          22. Section 409A of the Code. It is intended that any grant of a Benefit to which Section 409A of the Code is applicable shall satisfy all of the requirements of such Section 409A and the applicable regulations issued thereunder to the extent necessary.
          23. Effective Date. Subject to approval of the Plan by the Company’s stockholders, the Plan shall be effective as of November 7, 2008, the date on which the Plan was adopted by the Committee. In the event that the Plan is not approved by the Company’s stockholders on or before November 7, 2009, the Existing Plan shall continue in full force and effect.

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Index of Defined Terms

Term	Section Where Defined or First Used

Benefits	4

Change in Control	12(d)

Code	2(a)

Committee	2(a)

Common Stock	1

Company	1

Dividend Equivalent Right	10(d)

Effective Date	22

Exchange Act	2(a)

Fair Market Value	15

Incentive Stock Option	6(a)

Non-Employee Director	2(a)

Nonqualified Stock Option	6(a)

Parent Corporation	6(f)

Performance-Based Awards	10(a)

Plan	1

Restoration Stock Options	6(e)

Stock Appreciation Rights	7

Stock Award	8

Stock Options	6

Stock Unit	9(c)

Subsidiary Corporation	6(f)

Voting Securities	12(d)

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Annex B
Certificate of Amendment to the
Second Amended and Restated Certificate of Incorporation of Sterling Chemicals, Inc.
CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STERLING CHEMICALS, INC.
          Sterling Chemicals, Inc. (the “Corporation”), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby files this Certificate of Amendment (this “Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Corporation, and hereby certifies as follows:

1.	The name of the Corporation is Sterling Chemicals, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 10, 1996 and a Certificate of Amendment thereto was filed with the Secretary of State of the State of Delaware on August 21, 1996. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 6, 2002 and a Certificate of Amendment thereto was filed with the Secretary of State of the State of Delaware on April 19, 2005. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 30, 2009.

2.	Section A of paragraph FOURTH of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
“Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 100,125,000 shares of capital stock, consisting of (i) 125,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 100,000,000 shares of common stock par value $0.01 per share (the “Common Stock”).”
3.	This Amendment was duly adopted at a meeting of the board of directors of the Corporation and at an annual meeting of the stockholders of the Corporation in accordance with the provisions of Section 242(b) of the DGCL.

4.	This Amendment shall become effective upon its filing in accordance with the provisions of Section 103(d) of the DGCL.

B-i

          In Witness Whereof, the Corporation has caused this Amendment to be executed by its duly authorized officer on April 30, 2009.

Sterling Chemicals, Inc.

By:
Name:
Title:

B-ii

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 30, 2009
10:00 a.m. Houston Time
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Common Stock / CUSIP 859166100

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy

For The Annual Meeting To Be Held April 30, 2009
The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Thursday, April 30, 2009, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 24, 2009 (the “Proxy Statement”) is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” each nominee for director;

•	“FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009;

•	“FOR” the proposal to ratify and approve the amendment and restatement of the Company’s Amended and Restated 2002 Stock Plan as set forth on Annex A of the Proxy Statement; and

•	“FOR” the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.
(Continued and to be signed and dated on other side)

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/schi/
— QUICK *** EASY *** IMMEDIATE
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 29, 2009. Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965
— QUICK *** EASY *** IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 29, 2009.
Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please fold here ò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. Election of directors:	01 Richard K. Crump	02 John V. Genova
	03 John W. Gildea	04 Dr. Peter Ting Kai Wu
Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.
2.	Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

3.	Proposal to ratify and approve the amendment and restatement of the Company’s Amended and Restated 2002 Stock Plan as set forth on Annex A of the Proxy Statement.

4.	Proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

☐	Vote FOR all nominees listed (except as listed)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐ For	☐ Against	☐ Abstain

☐ For	☐ Against	☐ Abstain

☐ For	☐ Against	☐ Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
Address Change ? Mark Box ☐ Indicate changes below:
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s) in Box
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 30, 2009
10:00 a.m. Houston Time
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Series A Convertible Preferred Stock

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy

For The Annual Meeting To Be Held April 30, 2009
The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Thursday, April 30, 2009, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 24, 2009 (the “Proxy Statement”) is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” each nominee for director;

•	“FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009;

•	“FOR” the proposal to ratify and approve the amendment and restatement of the Company’s Amended and Restated 2002 Stock Plan as set forth on Annex A of the Proxy Statement; and

•	“FOR” the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.
(Continued and to be signed and dated on other side)

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/schi/
— QUICK *** EASY *** IMMEDIATE
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 29, 2009. Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965
— QUICK *** EASY *** IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 29, 2009.
Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please fold here ò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. Election of directors:	01 Byron J. Haney,	04 Richard K. Crump,	07 Dr. Peter Ting Kai Wu
	02 Karl W. Schwartzfeld,	05 John V. Genova,
	03 Philip M. Silvin,	06 John W. Gildea,
Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.
2.	Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

3.	Proposal to ratify and approve the amendment and restatement of the Company’s Amended and Restated 2002 Stock Plan as set forth on Annex A of the Proxy Statement.

4.	Proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

☐	Vote FOR all nominees listed (except as listed)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐ For	☐ Against	☐ Abstain

☐ For	☐ Against	☐ Abstain

☐ For	☐ Against	☐ Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
Address Change ? Mark Box ☐ Indicate changes below:
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s) in Box
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.